Exhibit 10.1

EXECUTION VERSION

Deal CUSIP: 95980EAU7

Term Facility CUSIP: 95980EAV5

______________________________________________________________________________

DELAYED DRAW TERM LOAN

CREDIT AGREEMENT

among

THE WESTERN UNION COMPANY,

as the Company,

THE BANKS NAMED HEREIN,

BANK OF AMERICA, N.A.,

as Administrative Agent

STATE BANK OF INDIA, NEW YORK BRANCH

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agents

and

BANK OF BARODA, NEW YORK BRANCH,

BANK OF CHINA LIMITED, CHICAGO BRANCH

and

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agents

$800,000,000 Delayed Draw Term Loan Credit Facility

Dated as of January 9, 2026

BOFA SECURITIES, INC.,

STATE BANK OF INDIA, NEW YORK BRANCH

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Book Runners

______________________________________________________________________________

3.7	Federal Regulations	42
3.8	Investment Company Act	42
3.9	Purpose of Loans	42
3.10	Disclosure	42
3.11	Ranking	42
3.12	AML Laws; Anti-Corruption Laws; Sanctions	42
3.13	Affected Financial Institution	43
SECTION 4
CONDITIONS PRECEDENT
4.1	Conditions to Effectiveness	43
4.2	Conditions to Each Loan	44
SECTION 5
AFFIRMATIVE COVENANTS
5.1	Financial Statements	45
5.2	Certificates; Other Information	45
5.3	Conduct of Business and Maintenance of Existence	46
5.4	Inspection of Property; Books, Records and Discussions	46
5.5	Notices	47
5.6	Taxes	47
SECTION 6
NEGATIVE COVENANTS
6.1	Limitation on Significant Subsidiary Indebtedness	47
6.2	Limitation on Liens	48
6.3	Limitation on Sales and Leasebacks	49
6.4	Limitations on Fundamental Changes	50
6.5	Limitations on Restrictions on Dividends	50
6.6	Financial Covenant	50
6.7	Use of Proceeds	50
SECTION 7
EVENTS OF DEFAULT
SECTION 8
THE ADMINISTRATIVE AGENT
8.1	Appointment	53
8.2	Delegation of Duties	53
8.3	Exculpatory Provisions	53
8.4	Reliance by Administrative Agent	54
8.5	Rights as a Bank	54

8.6	Non-Reliance on Administrative Agent and Other Banks	55
8.7	Indemnification by Banks	55
8.8	Resignation of Administrative Agent	56
8.9	No Other Duties, etc.	57
8.10	Administrative Agent May File Proofs of Claim	57
8.11	Bank ERISA Matters	57
8.12	Recovery of Erroneous Payments	58
SECTION 9
MISCELLANEOUS
9.1	Amendments and Waivers	59
9.2	Notices	60
9.3	No Waiver; Cumulative Remedies; Enforcement	61
9.4	Survival of Representations and Warranties	62
9.5	Payment of Expenses	62
9.6	Successors and Assigns; Participations; Purchasing Banks	63
9.7	Adjustments; Set-off	66
9.8	Table of Contents and Section Headings	67
9.9	Confidentiality	67
9.10	Patriot Act Notice; Beneficial Ownership Regulation	68
9.11	Counterparts	68
9.12	Severability	68
9.13	Integration	68
9.14	GOVERNING LAW	68
9.15	Submission To Jurisdiction; Waivers	68
9.16	[Reserved]	69
9.17	WAIVERS OF JURY TRIAL	69
9.18	Effectiveness	69
9.19	No Advisory or Fiduciary Responsibility	69
9.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	70
9.21	Electronic Execution of Assignments and Certain Other Documents	70

Schedules

Schedule 1.1 Banks and Commitments

Schedule 3.6 Material Litigation

Schedule 9.2 Administrative Agent’s Office; Certain Addresses for Notices

Exhibits

Exhibit A Form of Note

Exhibit B Form of Borrowing Certificate

Exhibit C Form of Notice of Conversion/Continuation

Exhibit D Form of Assignment and Assumption

Exhibit E Form of Compliance Certificate

Exhibit F Form of Commitment Increase Supplement

Exhibit G Forms of U.S. Tax Compliance Certificates

DELAYED DRAW TERM LOAN CREDIT AGREEMENT, dated as of January 9, 2026, among THE WESTERN UNION COMPANY, a Delaware corporation (the “Company”), the several banks and other financial institutions from time to time parties to this Agreement (the “Banks”) and BANK OF AMERICA, N.A., as administrative agent for the Banks hereunder (in such capacity, including any successors thereto, the “Administrative Agent”).

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2026 Notes”: the Company’s 1.350% notes due March 15, 2026, issued pursuant to the 2026 Notes Indenture.

“2026 Notes Indenture”: that certain Indenture, dated as of November 17, 2006 (as amended by the Supplemental Indenture dated as of September 6, 2007 and the Second Supplemental Indenture dated as of May 3, 2019), between the Company and Wells Fargo Bank, National Association, as trustee.

“2026 Notes Refinancing”: the refinancing, in full or in part, of the Indebtedness outstanding under or in connection with the 2026 Notes.

“Adjusted Base Rate”: at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Margin for Base Rate Loans as in effect at such time.

“Administrative Agent”: as defined in the first paragraph of this Agreement.

“Administrative Agent’s Office”: means the Administrative Agent’s address and, as appropriate, account as set forth in Schedule 9.2, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Banks.

“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: as to any Person, any other Person (whether or not existing as at the date hereof) that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons per forming similar functions) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agency Fee Letter”: that certain fee letter agreement, dated as of the Closing Date, by and between the Company and Bank of America.

“Agreement”: this Delayed Draw Term Loan Credit Agreement.

“AML Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Company or the Company’s Subsidiaries from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Company or the Company’s Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin”: with respect to each day for each Type of Loan, the rate per annum based on the Ratings in effect on such day as set forth under the relevant column heading below:

Rating	Term SOFR Loans	Base Rate Loans
Rating I	1.000%	0.000%
Rating II	1.125%	0.125%
Rating III	1.250%	0.250%
Rating IV	1.375%	0.375%
Rating V	1.625%	0.625%

“Approved Fund”: any Fund that is administered or managed by (i) a Bank, (ii) an Affiliate of a Bank or (iii) an entity or an Affiliate of an entity that administers or manages a Bank.

“Assignment and Assumption”: an assignment and assumption entered into by a Bank and an Eligible Assignee (with the consent of any party whose consent is required by subsection 9.6), and accepted by the Administrative Agent, in substantially the form of Exhibit D (or any other form approved by the Administrative Agent and the Company).

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to subsection 2.18(d).

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banks”: as defined in the first paragraph of this Agreement.

“Bank of America”: Bank of America, N.A. and its successors.

“Bankruptcy Code”: the Bankruptcy Code in Title 11 of the United States Code.

“Base Rate”: for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to subsection 2.11, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Loan”: any Loan the rate of interest applicable to which is based upon the Adjusted Base Rate.

“Benchmark”: initially, with respect to any Term SOFR Loan, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or a then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to subsection 2.18(a).

“Benchmark Replacement”: with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in Dollars at such time and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than zero, such Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time.

“Benchmark Replacement Date”: the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date”: with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”: with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with subsection 2.18 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with subsection 2.18.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: as defined in subsection 8.11.

“BofA Securities”: BofA Securities, Inc.

“Borrowing Certificate”: a notice of borrowing and certificate of the Company substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent and the Company (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and the Company), appropriately completed and signed by a Responsible Officer of the Company.

“Borrowing Date”: any Business Day specified in a notice furnished pursuant to subsection 2.3 as a date on which the Company requests the Banks to make Loans hereunder.

“Business Day”: a day other than a Saturday or Sunday or a day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City, New York or any other state where the Administrative Agent’s Office is located.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Change in Law”: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control”: any acquisition by any Person or Group of Persons, either directly or indirectly, of (i) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Company (or any other Person to which all or substantially all of the properties and assets of the Company have been transferred), through beneficial ownership of the

Capital Stock of the Company (or such other Person) or through contract, agreement, arrangement or proxy, or (ii) all or substantially all of the consolidated properties and assets of the Company.

“Closing Date”: the date on which this Agreement becomes effective in accordance with subsection 4.1.

“Code”: the Internal Revenue Code of 1986.

“Commitment”: as to any Bank, the obligation of such Bank to make Loans to the Company hereunder in an aggregate amount not to exceed the amount set forth opposite such Bank’s name on Schedule 1.1 as such Bank’s “Commitment” or in the Assignment and Assumption pursuant to which it became a Bank, as such amount may be reduced pursuant to subsection 2.5 or 9.6 or increased pursuant to subsection 2.20 or 9.6. The Commitments of all of the Banks on the Closing Date shall be $800,000,000.00.

“Commitment Increase Supplement”: a commitment increase supplement entered into by the Company, the Administrative Agent and one or more of the Banks (or other financial institutions that may elect to participate with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed)), in substantially the form of Exhibit F (or any other form approved by the Administrative Agent and the Company).

“Commitment Percentage”: as to any Bank at any time, the percentage of (i) the sum of (A) the aggregate amount of the unused Commitments of the Banks at such time plus (B) the outstanding principal amount of all of the Loans held by the Banks at such time, represented by (ii) the sum of (A) such Bank’s unused Commitment at such time plus (B) the outstanding principal amount of the Loans held by such Bank at such time.

“Commitment Period”: as to any Bank, the period from and including the Closing Date to and including July 8, 2026 or such earlier date on which the Commitments shall terminate as provided herein.

“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001(b) of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

“Communications”: as defined in subsection 9.2(b).

“Company”: as defined in the first paragraph of this Agreement.

“Company Materials”: as defined in subsection 9.2(b).

“Competitor”: any Person significantly and directly engaged in the business of payment instruments or consumer funds transfers.

“Compliance Certificate”: as defined in subsection 5.2(a).

“Confidential Materials”: as defined in subsection 9.9.

“Conforming Changes”: with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate” (if applicable), the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of subsection 2.16 and other technical, administrative or operational matters) that the Administrative Agent reasonably decides in consultation with the Company may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides in consultation with the Company is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Assets”: the gross book value of the assets of the Company and its Subsidiaries (which under GAAP would appear on the consolidated balance sheet of the Company and its Subsidiaries).

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Covenant Indebtedness”: as defined in subsection 6.6.

“Credit Parties”: as defined in subsection 9.21.

“Debtor Relief Laws”: the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Defaulting Bank”: subject to subsection 2.22(b), any Bank that: (i) has failed to (A) perform any of its funding obligations hereunder, including in respect of its Loans, within three Business Days of the date required to be funded by it hereunder unless such Bank notifies the Administrative Agent and the Company in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (B) pay to the Administrative Agent or any other Bank any other amount required to be paid by it hereunder within two Business Days of the date when due; (ii) has notified the Company or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (iii) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Company); or (iv) has, or has a direct or indirect parent company that has, (A) become the subject of a proceeding under any Debtor Relief Law or become the subject of a Bail-In Action or (B) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors (other than by way of an Undisclosed Administration (as defined below) that is not expected to impair or delay the funding of any obligation of such Bank hereunder) or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Administrative Agent that a Bank is a Defaulting Bank under any one or more of clauses (i) through (iv) above, and the effective date of such status, shall be conclusive and binding absent demonstrable error, and such Bank shall be deemed to be a Defaulting Bank (subject to subsection 2.22(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company and each Bank promptly following such determination. “Undisclosed Administration” means in relation to a Bank the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Bank is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“EBITDA”: for any period, net income (or net loss) plus the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) any other noncash deductions, losses or charges made in determining net income for such period and (vi) extraordinary, non-recurring or unusual losses, expenses or charges (including costs and expenses of litigation included in operating income); provided that the amount added back to net income (or net loss) pursuant to this clause (vi) in respect of any such extraordinary, non-recurring or unusual losses, expenses or charges (including costs and expenses of litigation included in operating income) shall not exceed 10% of EBITDA (calculated before giving effect to this clause (vi) in the aggregate for any period of four consecutive fiscal quarters of the Company), and minus extraordinary, non-recurring or unusual gains, in each case determined in accordance with GAAP for such period. For the purpose of calculating EBITDA for any period, if during such period the Company or any Subsidiary shall have consummated a Specified Transaction, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Specified Transaction occurred on the first day of such calculation period.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee”: any Person that meets the requirements to be an assignee under subsection 9.6(b)(iii), 9.6(b)(v) and 9.6(b)(vi) (subject to such consents, if any, as may be required under subsection 9.6(b)(iii)).

“Environmental Laws”: any and all Federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters.

“ERISA”: the Employee Retirement Income Security Act of 1974.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default”: any of the events specified in Section 7; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Excluded Individuals”: with respect to any Person, the officers, directors, employees, agents and representatives of such Person involved, directly or indirectly, in the payment instruments and consumer funds transfer business of such Person.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed by the United States of America (or any political subdivision thereof) or as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); (ii) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Bank acquires such interest in a Loan or Commitment (other than pursuant to an assignment request by the Company under subsection 2.17(b)) or (B) such Bank changes its lending office, except in each case to the extent that, pursuant to subsection 2.15, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office; (iii) Taxes attributable to such Recipient’s failure to comply with subsection 2.15(f); (iv) any Taxes imposed under FATCA; and (v) Other Connection Taxes.

“Extension of Credit”: as to any Bank, the making of a Loan by such Bank.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable intergovernmental agreements between a non-U.S. jurisdiction and the United States of America with respect thereto, any law, regulations, or other official guidance enacted in a non-U.S. jurisdiction relating to an intergovernmental agreement related thereto, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate”: for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Federal Reserve Board”: the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“Fee Letters”: collectively, (a) the Agency Fee Letter and (b) the fee letter agreement dated December 4, 2025, addressed to (and accepted by) the Company from the parties thereto related to this Agreement.

“Financing Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP as in effect on the Closing Date, to be capitalized on a balance sheet of the lessee.

“Foreign Lender”: any Bank that is not a U.S. Person.

“Fund”: any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness”: any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would, in accordance with GAAP, be classified as long-term debt, but in any event including all indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

“Funding Date”: the Initial Funding Date and/or the Second Funding Date, as the context shall require.

“GAAP”: generally accepted accounting principles in the United States of America, as set forth in the Accounting Standards Codification of the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of subsection 1.3).

“Governmental Authority”: the government of any nation, or any political subdivision thereof, whether provincial, state or local, and any department, ministry, agency, instrumentality, authority, body, court, central bank or other entity lawfully exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group of Persons”: any related Persons that would constitute a “group” for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 (as such Section and Rule are in effect as of the date of this Agreement).

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), and without duplication, any obligation of (i) the guaranteeing person or (ii) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing the payment or in effect guaranteeing the payment of any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; provided that the term Guarantee Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) any bond or guarantee given by the Company or any Subsidiary on behalf of any Subsidiary solely for the performance of contractual obligations with customers or on behalf of customers in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary payment obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Hedging Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, events, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, that is entered into by the Company or any of its Subsidiaries for hedging purposes or in connection with dealer activities.

“IME”: International Money Express, Inc., a Delaware corporation.

“IME Acquisition”: the Company’s acquisition of IME via merger pursuant to and in accordance with the IME Acquisition Agreement.

“IME Acquisition Agreement”: that certain Agreement and Plan of Merger, dated as of August 10, 2025, by and among the Company, Ivey Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and IME.

“Incremental Bank”: as defined in subsection 2.20(b).

“Indebtedness”: of any Person at any date and without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities not more than 60 days past due incurred in the ordinary course of business and payable in accordance with customary practices or endorsements for the purpose of collection in the ordinary course of business and excluding the deferred purchase price of property or services to be repaid through earnings of the purchaser to the extent such amount is not characterized as indebtedness in accordance with GAAP), (ii) any other indebtedness of such Person that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person under Financing Leases, (iv) all payment obligations of such Person in respect of acceptances issued or created for the account of such Person and (v) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; provided that if such Person has not assumed or otherwise become liable in respect of such indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (x) the amount of such indebtedness and (y) the book value of the property subject to such Lien at the time of determination. For the purposes of this definition, the following shall not constitute Indebtedness: (A) any obligations of the Company or any of its Subsidiaries under any Hedging Agreement and any Guarantee Obligations with respect to Hedging Agreements, and (B) the issuance of payment instruments, consumer funds transfers, or other amounts paid to or received by the Company, any of its Subsidiaries or any agent thereof in the ordinary course of business in order for the Company or such Subsidiary to make further distribution to a third party, to the extent payment in respect thereof has been received by the Company, such Subsidiary or any agent thereof.

“Indemnified Taxes”: (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Information Materials”: the Confidential Information Memorandum dated December 4, 2025 in respect of the transactions contemplated hereby sent by BofA Securities to each of the Banks, including all supplements and amendments thereto.

“Initial Funding Date”: the first date on or after the Closing Date on which the Loans are funded in accordance with subsection 2.1(a).

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Interest Payment Date”: (i) as to any Base Rate Loan, the last Business Day of each March, June, September and December, (ii) as to any Term SOFR Loan having an Interest Period of three months or less, the last day of such Interest Period, and (iii) as to any Term SOFR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period, the last day of such Interest Period.

“Interest Period”: with respect to any Term SOFR Loan:

(i) initially, the period commencing on the borrowing date or the date of conversion (pursuant to subsection 2.7(a)), as the case may be, with respect to such Term SOFR Loan and ending one, three or six months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term SOFR Loan and ending one, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A) if any Interest Period pertaining to a Term SOFR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(B) the Company may not select any Interest Period that would expire after the Maturity Date;

(C) if the Company shall fail to give notice as provided in clause (ii) above, the Company shall be deemed to have selected a Base Rate Loan to replace the affected Term SOFR Loan;

(D) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(E) no more than eight Term SOFR Loans may be in effect at any time (for purposes hereof, Term SOFR Loans with different Interest Periods shall be considered as separate Term SOFR Loans, even if they shall begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Term SOFR Loan with a single Interest Period).

“Lead Arrangers”: BofA Securities, State Bank of India, New York Branch, and Wells Fargo Securities, LLC.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), it being understood that the holding of money or investments for the purpose of honoring payment instruments or consumer funds transfers, or other amounts paid to or received by the Company, any of its Subsidiaries or any agent thereof in the ordinary course of business in order for the Company or such Subsidiary to make further distribution to a third party, shall not be considered a “Lien” for the purposes of this definition.

“Loan”: as defined in subsection 2.1(a).

“Loan Documents”: this Agreement and the Notes.

“Majority Banks”: at any time, the Banks holding more than 50% of the sum of the (i) aggregate unpaid principal amount of the Loans at such time plus (ii) the aggregate amount of the unused Commitments at such time; provided that the Loans and Commitments held or deemed held by any Defaulting Bank shall be excluded for purposes of making a determination of Majority Banks.

“Material Adverse Effect”: a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the other Loan Documents.

“Maturity Date”: the third anniversary of the Initial Funding Date.

“Moody’s”: Moody’s Investors Service, Inc.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Bank”: any Bank that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Banks in accordance with the terms of subsection 9.1 and (ii) has been approved by the Majority Banks.

“Non-Defaulting Bank”: at any time, each Bank that is not a Defaulting Bank at such time.

“Note”: as defined in subsection 2.2.

“Notice”: as defined in subsection 9.2(c).

“Notice of Conversion/Continuation”: a notice of conversion or continuation of the Company substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent and the Company (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and the Company), appropriately completed and signed by a Responsible Officer of the Company.

“Obligations”: all of the obligations, indebtedness and liabilities of the Company to the Banks and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Loan Documents, including principal, interest, fees, reimbursements and indemnification obligations and other amounts (including any interest and fees accruing after the commencement by or against the Company of any proceeding under any Debtor Relief Law naming the Company as the debtor in such proceeding, regardless of whether such interest and fees constitute an allowed claim in such proceeding).

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to subsection 2.17).

“Overnight Rate”: for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions.

“Participant”: as defined in subsection 9.6(d).

“Participant Register”: as defined in subsection 9.6(d).

“Patriot Act”: the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Person”: an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in subsection 9.2(b).

“Principal Facility”: the real property, fixtures, machinery and equipment relating to any facility owned by the Company or any Subsidiary, except for any facility that, in the opinion of the Board of

Directors of the Company, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.

“PTE”: as defined in subsection 8.11.

“Public Bank”: as defined in subsection 9.2(b).

“Purchasing Bank”: as defined in subsection 9.6(b).

“Rating”: the respective rating of each of the Rating Agencies applicable to the long-term senior unsecured non-credit enhanced debt of the Company, as announced by the Rating Agencies from time to time.

“Rating Agencies”: together, S&P and Moody’s, and each a “Rating Agency”.

“Rating Category”: each of Rating I, Rating II, Rating III, Rating IV and Rating V.

“Rating I”, “Rating II”, “Rating III”, “Rating IV” and “Rating V”: the respective Ratings set forth below:

Rating Category	S&P	Moody’s
Rating I	greater than or equal to A-	greater than or equal to A3
Rating II	equal to BBB+	equal to Baa1
Rating III	equal to BBB	equal to Baa2
Rating IV	equal to BBB-	equal to Baa3
Rating V	less than BBB-	less than Baa3

provided that (i) if on any day the Ratings of the Rating Agencies do not fall in the same Rating Category, and the lower of such Ratings (i.e., the Rating Category designated by a numerically higher Roman numeral) is one Rating Category lower than the higher of such Ratings, then the Rating Category of the higher of such Ratings shall be applicable for such day, (ii) if on any day the Ratings of the Rating Agencies do not fall in the same Rating Category, and the lower of such Ratings is more than one Rating Category lower than the higher of such Ratings, then the Rating Category next lower from that of the higher of such Ratings shall be applicable for such day, (iii) if on any day the Rating of only one of the Rating Agencies is available, then the Rating Category determined by such Rating shall be applicable for such day and (iv) if on any day a Rating is available from neither of the Rating Agencies, then Rating V shall be applicable for such day. Any change in the applicable Rating Category resulting from a change in the Rating of a Rating Agency shall become effective on the date such change is publicly announced by such Rating Agency.

“Receivables”: accounts receivable, lease receivables or other rights to receive payment or income of the Company or any of its Subsidiaries, and accounts receivable purchased by the Company or any of its Subsidiaries from third parties and not originally created by the sale of goods or services by the Company or any of its Subsidiaries.

“Receivables Financing”: any financing transaction pursuant to which Receivables are sold, transferred, securitized or otherwise financed by any Receivables Subsidiary and as to which there is no recourse to the Company or any of its other Subsidiaries (other than customary representations and warranties made in connection with the sale or transfer of Receivables).

“Receivables Subsidiary”: any Subsidiary of the Company that purchases Receivables directly or to which Receivables are transferred by the Company or any of its Subsidiaries, in either case with the intention of engaging in a Receivables Financing.

“Recipient”: (i) the Administrative Agent or (ii) any Bank, as applicable.

“Register”: as defined in subsection 9.6(c).

“Regulation D”: Regulation D of the Federal Reserve Board.

“Regulation U”: Regulation U of the Federal Reserve Board

“Regulation X”: Regulation X of the Federal Reserve Board.

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body”: the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date”: as defined in subsection 8.8(b).

“Reportable Event”: any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived by the PBGC.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law (including Environmental Laws), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescindable Amount”: as defined in subsection 2.12(d).

“Reserve Requirement”: with respect to any Interest Period, the reserve percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including basic, supplemental, marginal and emergency reserves) applicable to Bank of America under Regulation D with respect to “Eurocurrency liabilities” within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

“Resignation Effective Date”: as defined in subsection 8.8(a).

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer”: the chairman, chief executive officer, chief financial officer, senior vice president, treasurer, executive vice president, vice president, assistant treasurer, secretary, assistant secretary, controller or chief accounting officer of the Company or any other officer of the Company designated by any of the foregoing and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Company so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Company designated in or pursuant to an agreement between the Company and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company.

“S&P”: S&P Global Ratings.

“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by, or otherwise the subject of any sanctions administered or enforced by, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, His Majesty’s Treasury of the United Kingdom, the Hong Kong Monetary Authority, the Government of Canada, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled 50% or more, whether individually or in the aggregate, directly or indirectly, by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, the Hong Kong Monetary Authority, the Government of Canada or His Majesty’s Treasury of the United Kingdom.

“SBA Loans”: as defined in subsection 6.2(k).

“SEC”: the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Funding Date”: a date occurring after the Initial Funding Date which is the second date on which the Loans are funded in accordance with subsection 2.1(a).

“Short-Term Ratings”: with respect to any Person, the short-term debt ratings of such Person issued by the Rating Agencies.

“Significant Subsidiary”: at any date, any Subsidiary of the Company which, together with its Subsidiaries, (i) has a proportionate share of Consolidated Total Assets that exceeds 10% at the time of determination or (ii) has a proportionate share of revenues that exceeds 10% for the period of the four most recently completed fiscal quarters preceding the time of determination.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Specified Transaction”: any transaction or series of related transactions resulting in (i) the acquisition or disposition of all or substantially all of the assets of a Person, or of any business or division of a Person, (ii) the acquisition or disposition of in excess of 50% of the capital stock of any Person or (iii) a merger or consolidation or any other combination with another Person (other than the Company or any of its Subsidiaries), in each case, involving consideration in an amount equal to or greater than $500,000,000.

“Subsidiary”: as to any Person, a corporation, partnership or other entity (whether or not existing as at the date hereof) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR”:

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;

provided that if Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan”: any Loan the rate of interest applicable to which is based upon the Term SOFR Rate.

“Term SOFR Rate”: at any time with respect to any Term SOFR Loan of any Interest Period, a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Margin for Term SOFR Loans as in effect at such time.

“Term SOFR Reference Rate”: the forward-looking term rate based on SOFR.

“Ticking Fee Rate”: for each day during each calculation period, a rate per annum based on the Ratings in effect on such day, as set forth below:

Rating	Ticking Fee Rate
Rating I	0.080%
Rating II	0.090%
Rating III	0.110%
Rating IV	0.150%
Rating V	0.200%

“Tranche”: the reference to all Term SOFR Loans the Interest Periods of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as “Term SOFR Tranches.”

“Transferee”: any Participant or Purchasing Bank.

“Type”: as to any Loan, its nature as a Base Rate Loan or a Term SOFR Loan.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States of America government securities.

“U.S. Person”: any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: as defined in subsection 2.15(f).

“Withholding Agent”: the Company and the Administrative Agent.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Loan Documents or any certificate or other document made or delivered pursuant hereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, subsections, Exhibits and Schedules shall be construed to refer to Sections and subsections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(d) Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(e) All references to “knowledge” or “awareness” of the Company or any Subsidiary are to the actual knowledge of a senior officer of the Company or such Subsidiary.

1.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Company delivered to the Banks; provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and the Company, the Majority Banks or the Administrative Agent shall so request, the Administrative Agent, the Banks and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Banks); provided, further that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.5 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, any Benchmark, any component definition thereof or rates referred to in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to subsection 2.18, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to subsection 2.18, or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate or any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 2

AMOUNT AND TERMS OF COMMITMENTS

2.1 Commitments.

(a) Subject to the terms and conditions hereof, each Bank severally agrees to make one or more loans (each, a “Loan”; collectively, the “Loans”) in Dollars to the Company on any Business Day in up to two (2) advances during the Commitment Period in an aggregate principal amount for all such Loans that shall not exceed the amount of such Bank’s Commitment. Amounts borrowed under this Agreement and repaid or prepaid may not be reborrowed.

(b) The Loans may from time to time be (i) Term SOFR Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 2.3 and 2.7.

(c) The obligations of the Banks hereunder to make Loans and to make payments pursuant to subsection 8.7 are several and not joint. The failure of any Bank to make any Loan or to make any payment under subsection 8.7 on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make any of its Loans or to make any payment under subsection 8.7.

2.2 Notes. The Loans made by each Bank shall, if requested by such Bank, be evidenced by a promissory note of the Company, substantially in the form of Exhibit A with appropriate insertions as to payee, date and principal amount (a “Note”), payable to such Bank or its registered assigns and in a principal amount equal to such Bank’s Loans. Each Bank is hereby authorized to record the date, Type and amount of each Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Term SOFR Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of any Bank to make any such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under any Note in respect of the Loans. Each Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of interest in accordance with subsection 2.9.

2.3 Procedure for Borrowing.

(a) The Company may borrow under the Commitments during the Commitment Period on any Business Day and, if later, on the effective date of each increase of the Commitments in accordance with subsection 2.20; provided that the Company shall deliver to the Administrative Agent a Borrowing Certificate, which certificate to be effective on the requested Borrowing Date must be received by the Administrative Agent (i) prior to 12:00 noon two U.S. Government Securities Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Term SOFR Loans or (ii) prior to 12:30 p.m. on the requested Borrowing Date, otherwise, in each case specifying (1) the amount to be borrowed, (2) the requested Borrowing Date, (3) whether the borrowing is to be of Term SOFR Loans, Base Rate Loans or a combination thereof and (4) if the borrowing is to be entirely or partly of Term SOFR Loans, the aggregate amount of such Term SOFR Loans and the amounts of each such Term SOFR Loan and the respective length of the initial Interest Period therefor. Each borrowing under the Commitments shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of a Borrowing Certificate, the Administrative Agent shall promptly notify each Bank thereof.

(b) Each Bank will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company at the applicable office of the Administrative Agent specified in subsection 9.2 or such other office specified by the Administrative Agent from time to time prior to 2:30 p.m. in the case of Base Rate Loans or 12:00 noon in the case of Term SOFR Loans on the Borrowing Date requested by the Company and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

2.4 Fees.

(a) The Company agrees to pay to the Administrative Agent, for the account of each Bank, a ticking fee for the period from and including the Closing Date through and including the earlier of the Second Funding Date and the last day of the Commitment Period (or such earlier date on which the Commitments shall terminate as provided herein), calculated as an amount equal to the product of (i) the Ticking Fee Rate and (ii) the daily amount of the unused Commitment of such Bank during the period for which such ticking fee is calculated, payable in arrears on the last day of each March, June, September and December (for the quarterly period ended on such date) and on the earlier of the Second Funding Date and the last day of the Commitment Period or such earlier date on which the Commitments shall terminate as provided herein (for the period from the last quarterly payment date to the last day of the Commitment Period or such other date, as applicable). Such payments shall commence on March 31, 2026, and such first payment shall be for the period from the Closing Date through March 31, 2026.

(b) The Company agrees to pay to the Administrative Agent and the Lead Arrangers for their own account, as the case may be, the fees in the respective amounts and at the respective times set forth in the Fee Letters.

2.5 Termination or Reduction of Commitments.

(a) Prior to the Second Funding Date, the Company shall have the right, upon not less than five Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other Indebtedness, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. Any reduction of the Commitments made in accordance with this subsection 2.5 shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, shall be applied to the Commitment of each Bank according to its Commitment Percentage and shall reduce permanently the Commitments then in effect.

(b) The Commitment of each Bank shall (i) be automatically and permanently reduced on the Initial Funding Date by the amount of the Loan advanced by such Bank on the Initial Funding Date pursuant to subsection 2.1(a), and (ii) terminate on the earlier of (A) the Second Funding Date (after giving effect to the Loans made on such date) and (B) the completion of the last day of the Commitment Period.

2.6 Prepayments.

Subject to subsection 2.16, the Company may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent in written form or such other form as may be approved by the Administrative Agent and the Company (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and the Company), appropriately completed and signed by a Responsible Officer of the Company, prior to 12:00 noon two U.S. Government Securities Business Days prior to the requested prepayment date, in the case of a prepayment of Term SOFR Loans or prior to 12:30 p.m. on the requested prepayment date, in the case of a prepayment of Base Rate Loans, specifying the date and amount of prepayment and whether the prepayment is of Term SOFR Loans (identifying the applicable Tranche or Tranches), Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

2.7 Conversion and Continuation Options.

(a) The Company may elect from time to time to convert Loans that are Term SOFR Loans to Base Rate Loans, by delivering to the Administrative Agent an irrevocable Notice of Conversion/Continuation prior to 12:00 noon two U.S. Government Securities Business Days prior to the requested conversion date; provided that any such conversion of Term SOFR Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Base Rate Loans to Term SOFR Loans by delivering to the Administrative Agent an irrevocable Notice of Conversion/Continuation prior to 12:30 p.m. on the requested conversion date. Any such notice of conversion to Term SOFR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Bank thereof. All or any part of outstanding Term SOFR Loans and Base Rate Loans may be converted as provided herein; provided that (i) no Base Rate Loan may be converted into a Term SOFR Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Banks have determined to not permit such a conversion, (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.8 shall not have been contravened and (iii) no Base Rate Loan may be converted into a Term SOFR Loan after the date that is one month prior to the Maturity Date.

(b) Any Term SOFR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company delivering to the Administrative Agent an irrevocable Notice of Conversion/Continuation prior to 12:00 noon two U.S. Government Securities Business Days prior to the requested date of continuation, in accordance with the applicable provisions of the term “Interest Period” set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Term SOFR Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Banks have determined to not permit such a continuation; (ii) if, after giving effect thereto, subsection 2.8 would be contravened; or (iii) after the date that is one month prior to the Maturity Date. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof.

2.8 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Term SOFR Tranche shall be equal to an amount of at least $5,000,000 and in a whole multiple of $1,000,000.

2.9 Interest Rates and Payment Dates.

(a) (i) Each Base Rate Loan shall bear interest at a rate per annum equal to the Adjusted Base Rate and (ii) each Term SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Term SOFR Rate for such Interest Period.

(b) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus 2%; and (ii) if all or a portion of any interest payable on any Loan or any fee or other amount payable hereunder or under any Note or Fee Letter shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Adjusted Base Rate plus 2%;

in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(c) Interest accruing pursuant to subsection 2.9(a) on each Loan shall be payable in arrears on each Interest Payment Date. Interest accruing pursuant to subsection 2.9(b) shall be payable on demand.

(d) Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to any Bank at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Bank on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Bank, if from time to time thereafter the amount of interest payable for the account of such Bank on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

(e) In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Company and the Banks of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

2.10 Computation of Interest and Fees.

(a) Interest on Base Rate Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; otherwise, interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Banks of each determination of a Term SOFR Rate and of the effective date and the amount of each such change in interest rate; provided that the failure of the Administrative Agent to provide the Company or the Banks with any such notice shall neither affect any obligations of the Company or the Banks hereunder nor result in any liability on the part of the Administrative Agent to the Company or any Bank.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement (including each determination of the Reserve Requirement) shall be conclusive and binding on the Company and the Banks in the absence of demonstrable error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.9(a).

2.11 Inability to Determine Interest Rate. Unless the provisions of subsection 2.18 apply, in the event that prior to the first day of any Interest Period for a Term SOFR Loan:

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Term SOFR Rate for such Interest Period, or

(ii) the Administrative Agent shall have received notice from the Majority Banks that the Term SOFR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans, then the Administrative Agent shall give telecopy or telephonic (confirmed in writing) notice thereof to the Company and the Banks as soon as practicable thereafter. If such notice is given (1) all Term SOFR Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (2) all Loans that were to have been converted on the first day of such Interest Period to Term SOFR Loans shall be converted to or continued as Base Rate Loans and (3) all Loans that pursuant to subsection 2.7(b) were to have been continued on the first day of such Interest Period as Term SOFR Loans shall be converted to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent or the Majority Banks, as the case may be, no further Term SOFR Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to Term SOFR Loans.

2.12 Pro Rata Treatment and Payments.

(a) Each borrowing of Loans and any reduction of the Commitments shall be made pro rata according to the respective Commitment Percentages of the Banks. Unless otherwise required by the terms of this Agreement, each payment under this Agreement or any other Loan Documents shall be applied, first, to any fees then due and owing by the Company pursuant to subsection 2.4, second, to interest then due and owing in respect of the Loans of the Company, third, to principal then due and owing hereunder and under the Notes of the Company, and, fourth, to any other amounts then due and owing under the Loan Documents. Each payment on account of any fees pursuant to subsection 2.4 for the account of Banks shall be made pro rata in accordance with the respective amounts due and owing. Each payment by the Company on account of principal of and interest on the Loans shall be made pro rata according to the respective amounts due and owing. Payments made pursuant to subsection 2.13 shall be applied in accordance with such section. All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without defense, set-off, recoupment or counterclaim and shall be made to the Administrative Agent for the account of the applicable Banks at the Administrative Agent’s Office in immediately available funds and shall be made in Dollars not later than 12:00 noon on the date when due. Any payment received after the foregoing deadlines shall be deemed received on the next Business Day. The Administrative Agent shall distribute such payments to the Banks entitled thereto promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension; provided that with respect to any Term SOFR Loan to which clause (A) of the definition of “Interest Period” applies, such payment shall be the immediately preceding Business Day.

(b) Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies by the Administrative Agent or the Banks pursuant to Section 7 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Loan Documents shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Bank on account of the Obligations or any other amounts outstanding under any of the Loan Documents shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Banks under the Loan Documents;

SECOND, to the payment of any fees owed to the Administrative Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each Bank in connection with enforcing its rights under the Loan Documents or otherwise with respect to the Obligations owing to such Bank;

FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;

FIFTH, to the payment of the outstanding principal amount of the Obligations;

SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Banks shall receive an amount equal to its pro rata share (based on such Bank’s proportion of the amount owing under such clause) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above.

(c) Unless the Administrative Agent shall have received notice from a Bank, prior to the proposed date of any borrowing of Term SOFR Loans (or, in the case of any borrowing of Base Rate Loans, prior to 12:00 noon on the date of such borrowing) that such Bank will not make available to the Administrative Agent such Bank’s share of such borrowing, the Administrative Agent may assume that such Bank has made such share available on such date in accordance with subsection 2.3(b) (or, in the case of a borrowing of Base Rate Loans, that such Bank has made such share available in accordance with and at the time required by subsection 2.3(b)) and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Bank has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Bank and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Bank, the applicable Overnight Rate, and (ii) in the case of a payment to be made by the Company, the interest rate applicable to Base Rate Loans. If the Company and such Bank shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Bank pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Bank’s Loan included in such borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Bank that shall have failed to make such payment to the Administrative Agent.

(d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Banks hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Banks the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Banks hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (i) the Company has not in fact made such payment; (ii) the Administrative Agent has made a payment in excess of the amount so paid by the Company (whether or not then owed); or (iii) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Banks severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Bank or the Company with respect to any amount owing under this clause (d) shall be conclusive, absent manifest error.

2.13 Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Term SOFR Loans as contemplated by this Agreement, such Bank shall forthwith so notify the Administrative Agent and the Company. Upon such notice, (i) the commitment of such Bank hereunder to make Term SOFR Loans, continue Term SOFR Loans as such, convert Base Rate Loans to Term SOFR Loans shall forthwith be cancelled and (ii) such Bank’s Loans then outstanding as Term SOFR Loans shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Term SOFR Loans or within such earlier period as required by law. If any such conversion of a Term SOFR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 2.16.

2.14 Requirements of Law.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank;

(ii) subject any Recipient to any Taxes (other than Connection Income Taxes, Indemnified Taxes and Taxes described in any of clauses (i) through (iv) of the definition of Excluded Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Bank;

and the result of any of the foregoing shall be to increase the cost to such Bank or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Bank or other Recipient, setting forth the calculations thereof in reasonable detail, the Company will pay to such Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Bank determines that any Change in Law affecting such Bank or any lending office of such Bank or such Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Bank’s capital or on the capital of such Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Bank or the Loans made by such Bank to a level below that which such Bank or such Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Bank’s policies and the policies of such Bank’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank’s holding company for any such reduction suffered.

(c) A certificate of a Bank setting forth in reasonable detail the calculations of the amount or amounts necessary to compensate such Bank or its holding company, as the case may be, as specified in subsection 2.14(a) or 2.14(b) and delivered to the Company, shall be conclusive absent demonstrable error. The Company shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Bank to demand compensation pursuant to this subsection 2.14 shall not constitute a waiver of such Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Bank pursuant to this subsection 2.14 for any increased costs, requirements, Taxes or expenses incurred or reductions suffered more than six months prior to the date that such Bank notifies the Company of the Change in Law giving rise to such increased costs or reductions, and of such Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.15 Taxes.

(a) Any and all payments by or on account of any obligation of the Company under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this subsection 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Company shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this subsection 2.15) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Company shall not be required to indemnify a Recipient for such Taxes or expenses resulting from the gross negligence, willful misconduct or bad faith of such Recipient or a material breach of obligations hereunder by such Recipient as determined by a court of competent jurisdiction by final and nonappealable judgment, including as a result of a failure by the Administrative Agent to remit to the appropriate Governmental Authority any amounts paid over by the Company pursuant to this subsection 2.15. A certificate as to the amount of such payment or liability delivered to the Company by a Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent demonstrable error.

(d) Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of subsection 9.6(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent demonstrable error. Each Bank authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this subsection 2.15(d).

(e) As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this subsection 2.15, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Bank, which for purposes of this Section 2.15(f) includes any Recipient, that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in this subsection 2.15(f)(ii)(A), 2.15(f)(ii)(B) or 2.15(f)(ii)(D)) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

(ii) So long as the Company is a U.S. Person:

(A) any Bank that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection 2.15(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund (including, for the avoidance of doubt, benefits received solely in lieu of receiving a cash refund) of any Taxes as to which it has been indemnified pursuant to subsection 2.14(a)(ii) or this subsection 2.15 (including by the payment of additional amounts pursuant to this subsection 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under subsection 2.14(a)(ii) or this subsection 2.15 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection 2.15(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection 2.15(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection 2.15(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts in respect of such Tax had never been paid. This subsection 2.15(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this subsection 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For purposes of this Section 2.15, the term “applicable law” includes FATCA.

2.16 Indemnity. The Company agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense that such Bank may sustain or incur as a consequence of (i) default by the Company in payment when due of the principal amount of or interest on any Term SOFR Loan, (ii) default by the Company in making a borrowing of, conversion into or continuation of Term SOFR Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement,

(iii) default by the Company in making any prepayment of Term SOFR Loans after the Company has given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment or conversion, or the purchase pursuant to subsection 2.17, of Term SOFR Loans on a day which is not the last day of an Interest Period with respect thereto, including, in each case, any such loss (other than non-receipt of the Applicable Margin or, without duplication, anticipated profits) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (it being understood that any such calculation will be made on notional amounts as the Banks are not required to show that they matched deposits specifically). A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Administrative Agent, to the Company in good faith shall be conclusive in the absence of demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.17 Action of Affected Banks.

(a) If any Bank provides a notice under subsection 2.13, requests compensation under subsection 2.14, or requires the Company to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to subsection 2.15, then such Bank shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Bank, such designation or assignment (i) would eliminate the illegality that gave rise to the notice under subsection 2.13 or would eliminate or reduce amounts payable pursuant to subsection 2.14 or 2.15, as the case may be, in the future, and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.

(b) If any Bank provides a notice under subsection 2.13, requests compensation under subsection 2.14, or if the Company is required to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to subsection 2.15 and, in each case, such Bank has declined or is unable to designate a different lending office in accordance with subsection 2.17(a), or if any Bank is a Defaulting Bank or a Non-Consenting Bank, then the Company may, at its sole expense, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, subsection 9.6), all of its interests, rights (other than its existing rights to payments pursuant to subsection 2.14 or 2.15) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that:

(i) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in subsection 9.6;

(ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under subsection 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under subsection 2.14 or payments required to be made pursuant to subsection 2.15, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Bank becoming a Non-Consenting Bank, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

2.18 Benchmark Replacement Setting.

(a) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Company may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Banks and the Company so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Banks comprising the Majority Banks. No replacement of a Benchmark with a Benchmark Replacement pursuant to this subsection 2.18(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Banks of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Company of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to subsection 2.18(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Bank (or group of Bank) pursuant to this subsection 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this subsection 2.18.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Company may revoke any pending request for a borrowing of, conversion to or continuation of any affected Loans to be made, converted or continued during any Benchmark Unavailability Period denominated in Dollars and, failing that, in the case of any request for any affected Term SOFR Loans, if applicable, the Company will be deemed to have converted any such request into a request for Base Rate Loans or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to subsection 2.16. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

2.19 [Reserved].

2.20 Increase of Commitments.

(a) At the request of the Company to the Administrative Agent, the aggregate Commitments hereunder may be increased after the Closing Date on one or more occasions; provided that (i) each such increase is in a minimum amount of $5,000,000 or $5,000,000 increments in excess thereof, (ii) the sum of the aggregate Commitments hereunder and the principal amount of Loans then outstanding shall not exceed $1,000,000,000 after giving effect to such increases, (iii) no Commitment of any Bank may be increased without its consent, (iv) the consent of the Administrative Agent is obtained (which consent shall not be unreasonably withheld, conditioned or delayed), (v) the Company may make a maximum of ten such requests, (vi) no Default or Event of Default shall have occurred and be continuing on and as of the date of each such increase or after giving effect thereto, and (vii) each of the representations and warranties made on the Closing Date are true and correct in all material respects (except (x) to the extent such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date and (y) to the extent such representations and warranties are qualified by materiality in the text thereof, in which case such representations and warranties shall be true and correct) on and as of the date of each such increase.

(b) In the event that the Company and one or more of the Banks (or other financial institutions that may elect to participate with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed)) (each, an “Incremental Bank”) shall agree, in accordance with subsection 2.20(a), upon such an increase in the aggregate Commitments, the Company, the Administrative Agent and each financial institution in question shall enter into a Commitment Increase Supplement setting forth the amounts of the increase in Commitments and providing that the additional financial institutions participating shall be deemed to be included as Banks for all purposes of this Agreement. Upon the execution and delivery of such Commitment Increase Supplement as provided above, and upon the satisfaction of such other conditions as the Administrative Agent may reasonably specify

(including the delivery of certificates and legal opinions on behalf of the Company relating to the amendment and new Notes), this Agreement shall be deemed to be amended accordingly.

(c) Subject to the terms and conditions hereof, each Incremental Bank severally agrees to make term loans in Dollars to the Company on a Funding Date or, if occurring after the Second Funding Date, the date that the applicable commitment increase becomes effective, in an aggregate principal amount that shall not exceed the amount indicated on such Incremental Bank’s Commitment Increase Supplement.

(d) No Bank shall have any obligation to increase its Commitment in the event of such a request by the Company hereunder.

2.21 Payment of Loans. The Company shall pay to the Administrative Agent, for the account of each Bank, the entire outstanding principal amount owing to such Bank under this Agreement or under any other Loan Documents, together with accrued but unpaid interest thereon and all other sums owing to such Bank under this Agreement, on the Maturity Date unless accelerated sooner pursuant to Section 7.

2.22 Defaulting Banks.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as such Bank is no longer a Defaulting Bank, to the extent permitted by applicable law:

(i) Such Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Banks.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) or received by the Administrative Agent from a Defaulting Bank pursuant to subsection 9.7(b) shall be applied as follows:

(A) FIRST to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder;

(B) SECOND as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

(C) THIRD to the payment of any amounts owing to the Banks as a result of any judgment of a court of competent jurisdiction obtained by any Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement;

(D) FOURTH so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; and

(E) FIFTH to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Bank has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in subsection 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Bank until such time as all Loans are held by the Banks pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank shall be deemed paid to and redirected by such Defaulting Bank, and each Bank irrevocably consents hereto.

(b) If the Company and the Administrative Agent agree in writing that a Bank is no longer a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Banks in accordance with the Commitments, whereupon such Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Bank was a Defaulting Bank; provided, further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.

SECTION 3

REPRESENTATIONS AND WARRANTIES

To induce the Banks to enter into this Agreement and to extend credit hereunder, the Company hereby represents and warrants to the Administrative Agent and each Bank as of (x) the Closing Date, (y) the effective date of each commitment increase pursuant to subsection 2.20 and (z) other than with respect to subsections 3.2, 3.6 (solely as it relates to clause (i) thereof) and 3.10, the date of each Extension of Credit that:

3.1 Financial Condition. The consolidated financial statements of the Company and its Subsidiaries delivered to the Administrative Agent in connection with this Agreement, including the audited financial statements for the fiscal year ended December 31, 2024, and the unaudited financial statements for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Company and its Subsidiaries as of the dates and for the periods indicated. Neither the Company nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any guarantee obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, that is not reflected in the foregoing statements or in the notes thereto and that, to the best of the Company’s knowledge, would have a Material Adverse Effect.

3.2 No Change. As of the Closing Date, except as disclosed in any Form 10-K, 10-Q, 8-K or other public filing of the Company with the SEC filed prior to the Closing Date, during the period from December 31, 2024, to and including the Closing Date, no change, or development or event involving a prospective change, has occurred that has had or could reasonably be expected to have a Material Adverse Effect. As of the effective date of any commitment increase pursuant to subsection 2.20, except as disclosed in any Form 10-K, 10-Q, 8-K or other public filing of the Company with the SEC filed prior to such date of determination, during the period from December 31, 2024, to and including such date of determination, no change, or development or event involving a prospective change, has occurred that has had or could reasonably be expected to have a Material Adverse Effect. The representations in this subsection 3.2 are made solely as of the Closing Date and on the effective date of any commitment increase, as applicable.

3.3 Corporate Existence; Compliance with Law. Each of the Company and its Significant Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except to the extent that, in the aggregate, the failure of any such Subsidiaries to be duly organized, validly existing or in good standing would not have a Material Adverse Effect, (ii) has the corporate (or other) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that, in the aggregate, the failure of any such Subsidiaries to have any such power, authority or legal right would not have a Material Adverse Effect, (iii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that, in the aggregate, the failure of the Company and its Subsidiaries to so qualify or be in good standing would not have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except to the extent that, in the aggregate, the failure of the Company and its Subsidiaries to comply therewith would not have a Material Adverse Effect.

3.4 Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and the other existing Loan Documents and to borrow hereunder and has taken all necessary corporate action to authorize its Obligations on the terms and conditions of this Agreement and the other existing Loan Documents and to authorize the execution, delivery and performance of this Agreement and the other existing Loan Documents. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person (except as have been obtained or made) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the other existing Loan Documents. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Company. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the Obligations hereunder and the use of the proceeds hereof will not directly or, to the knowledge of the Company, indirectly, violate any Requirement of Law or Contractual Obligation of the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened in writing by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues that (i) except as listed on Schedule 3.6 or disclosed in any filing of the Company with the SEC made prior to the applicable date of determination, on the Closing Date and on the effective date of any commitment increase pursuant to subsection 2.20, would have a Material Adverse Effect or (ii) would have a Material Adverse Effect on the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Banks hereunder or thereunder; provided that the representation in clause (i) of this subsection 3.6 is made solely as of the Closing Date and on the date of any commitment increase pursuant to subsection 2.20.

3.7 Federal Regulations. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U or Regulation X if such use would violate, or cause the Loans or the Commitments to be in violation of, the provisions of Regulation U or Regulation X. The value of all “margin stock” (within the meaning of the quoted term under Regulation U) owned by the Company or any of its Significant Subsidiaries does not exceed an amount equal to 25% of the value of all assets of the Company and its Significant Subsidiaries.

3.8 Investment Company Act. Neither the Company nor any of its Subsidiaries is subject to registration as an “investment company” or is “controlled” by such a company, within the meaning of the Investment Company Act of 1940.

3.9 Purpose of Loans. The proceeds of the Loans shall be used by the Company to provide for the general corporate requirements of the Company and its Subsidiaries, including to (i) consummate the 2026 Notes Refinancing, (ii) finance, in part, the cash consideration to be paid by the Company in connection with the consummation of the IME Acquisition, and (iii) pay the fees and expenses incurred in connection with the consummation of the 2026 Notes Refinancing and/or the consummation of the IME Acquisition.

3.10 Disclosure. On the Closing Date and on the effective date of any commitment increase pursuant to subsection 2.20, neither this Agreement, the other existing Loan Documents nor (solely with respect to the Closing Date) the Information Materials, taken as a whole with any filing of the Company with the SEC made prior to such date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading; provided that with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

3.11 Ranking. The Loans shall remain at least pari passu with all other senior unsecured obligations of the Company.

3.12 AML Laws; Anti-Corruption Laws; Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to provide for compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, applicable AML Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and, to the knowledge of the Company their respective directors, employees and agents, are, with respect to the business of the Company and its Subsidiaries, in compliance with applicable Anti-Corruption Laws, applicable AML Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that is acting in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person (other than agents that are Sanctioned Persons engaged in activities with or on behalf of the Company or its Subsidiaries that are either not prohibited by, or are authorized under, applicable law).

3.13 Affected Financial Institution. The Company is not an Affected Financial Institution.

SECTION 4

CONDITIONS PRECEDENT

4.1 Conditions to Effectiveness. The effectiveness of this Agreement and the obligation of each Bank to make its Loan or Loans hereunder is subject to the satisfaction of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company and duly executed by each Bank, and (ii) for the account of each Bank that has so requested, a Note conforming to the requirements hereof and executed by a duly authorized officer of the Company.

(b) Corporate Proceedings of the Company. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent and each of the Banks, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement and the Notes and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Company as of the Closing Date, which certificate shall state that the resolutions certified thereby have not been amended, modified, revoked or rescinded and are in full force and effect and shall be in form and substance satisfactory to the Administrative Agent, along with incumbency certificates of Responsible Officers of the Company evidencing the identity, authority and capacity of each Responsible Officer authorized to act in connection with this Agreement and the other Loan Documents.

(c) Corporate Documents. The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of the Company, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company, which certificate shall state that the by-laws certified thereby were in effect as of the date of the resolutions described in subsection 4.1(b) and have not been amended or modified since such date.

(d) No Violation. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Administrative Agent or any Bank in any violation of, any Requirement of Law.

(e) Fees. The Administrative Agent (or, to the extent to be paid directly to a Lead Arranger, such Lead Arranger) shall have received the fees to be received on the Closing Date referred to in subsection 2.4.

(f) Legal Opinion. The Administrative Agent shall have received an executed legal opinion of counsel of the Company and the Company hereby instructs its counsel to execute and deliver such opinion to the Administrative Agent. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(g) Litigation. Except as disclosed in any form 10-K, 10-Q, 8-K or other public filing of the Company with the SEC prior to the date hereof or in Schedule 3.6, there shall exist no pending or threatened litigation, bankruptcy or insolvency, injunction, order or claim which could have a Material Adverse Effect.

(h) Consents and Approvals. All consents and approvals of the boards of directors, shareholders and other applicable third parties necessary in connection with this Agreement shall have been obtained, and copies thereof shall have been received by the Administrative Agent.

(i) Material Adverse Change. Except as disclosed in any form 10-K, 10-Q, 8‑K or other public filing of the Company with the SEC prior to the date hereof, no material adverse change shall have occurred since December 31, 2024, in the business, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

(j) Financial Statements. The Administrative Agent shall have received copies of the financial statements referred to in subsection 3.1, each in form and substance reasonably satisfactory to it.

(k) Patriot Act and Beneficial Ownership Regulation Documentation. The Banks shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (if applicable), to the extent such documentation is requested at least five (5) Business Days prior to the Closing Date.

(l) Officer’s Certificate. The Administrative Agent shall have received a certificate from a Responsible Officer of the Company certifying that, as of the Closing Date, the conditions set forth in subsections 4.2(a) and (b) have been satisfied.

Without limiting the generality of the provisions of the last paragraph of subsection 8.3(c), for purposes of determining compliance with the conditions specified in this subsection 4.1, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received written notice from such Bank prior to the proposed Closing Date specifying its objection thereto.

4.2 Conditions to Each Loan. The agreement of each of the Banks to make any Loan (other than the conversion or continuation of any Loan pursuant to subsection 2.7) requested to be made by it on any date (including any Loans requested to be made on the Closing Date) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality in the text thereof, in which case such representations and warranties shall be true and correct) on and as of such date as if made on and as of such date, both before and after giving effect to the making of such Loans (except that any representation or warranty relating to or made expressly as of a specific date shall be true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality in the text thereof, in which case such representations and warranties shall be true and correct) solely with respect to and as of such specific date).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

(c) Borrowing Certificate. The Administrative Agent shall have received, on or prior to the time required for its receipt pursuant to subsection 2.3, a Borrowing Certificate with respect to the Loans requested to be made on such date.

Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such Loan that the conditions contained in subsections 4.2(a) and 4.2(b) have been satisfied.

SECTION 5

AFFIRMATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, any Loan or other Obligation remains outstanding and unpaid or any other amount is owing to any Bank or the Administrative Agent hereunder, the Company shall:

5.1 Financial Statements. Furnish to the Administrative Agent (which shall promptly make available to the Banks):

(a) as soon as available, but in any event no later than the earlier of (i) the date that is five days after the Company is required by the SEC to deliver its Form 10-K for any fiscal year of the Company and (ii) 95 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or any qualification arising out of the scope of the audit; provided that to the extent different components of such consolidated financial statements are separately audited by different independent public accounting firms, the audit report of any such accounting firm may contain a qualification or exception as to scope of such consolidated financial statements by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Majority Banks (it being understood that any of the following accounting firms: Deloitte & Touche, Ernst & Young LLP, KPMG, Grant Thornton LLP and PricewaterhouseCoopers shall not be unacceptable to the Banks); and

(b) as soon as available, but in any event not later than the earlier of (i) the date that is five days after the Company is required by the SEC to deliver its Form 10-Q for each of the first three quarterly periods of each fiscal year of the Company and (ii) 50 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein with a reasonable estimate of the effect on such financial statements on account of such changes in application).

5.2 Certificates; Other Information. Furnish to the Administrative Agent (which shall promptly make available to the Banks):

(a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of a Responsible Officer in the form of Exhibit E (a “Compliance Certificate”);

(b) promptly upon receipt thereof, copies of the executive summary portion of any final auditor’s letter or auditor’s report submitted to the Company’s board of directors or any committee thereof relating to internal financial controls of the Company or any Subsidiary;

(c) promptly following any request in writing therefor, information and documentation reasonably requested by the Administrative Agent or any Bank for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (if applicable); and

(d) promptly, such additional financial and other information as any Bank through the Administrative Agent may from time to time reasonably request.

5.3 Conduct of Business and Maintenance of Existence.

(a) Continue to engage in businesses of substantially the same general type as now conducted by it or any business reasonably ancillary, complementary or related thereto, taken as a whole, and preserve, renew and keep in full force and effect its legal existence and take such reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 6.4.

(b) Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

(c) Maintain in effect and enforce policies and procedures reasonably designed to provide for compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.

5.4 Inspection of Property; Books, Records and Discussions.

(a) Keep proper books of records and account in which full, true and correct entries in material conformity with GAAP and all Requirements of Law are to be made of all dealings and transactions in relation to its business and activities.

(b) Permit representatives of the Administrative Agent and the Banks (other than Excluded Individuals of the Administrative Agent and the Banks) that are not Competitors to visit and inspect at their own expense (unless a Default or Event of Default has occurred and is continuing, in which case at the Company’s expense) any of its properties and examine and make abstracts from any of its books and records at any reasonable time upon reasonable prior notice to the Company and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided that (i) representatives of the Company shall have the opportunity to be present at any meeting with its independent certified public accountants and (ii) the Company and its Subsidiaries shall have no obligation to provide access to (A) information that is the subject of a confidentiality agreement between the Company or any of its Subsidiaries, on the one hand, and a customer of the Company or of any of its Subsidiaries, on the other hand, (B) non-financial trade secrets or non-financial proprietary information of the Company or any of its Subsidiaries or (C) information subject to attorney-client or similar privilege or constitutes attorney work product to the extent disclosure thereof would be reasonably likely to impair such privilege. The Administrative Agent shall endeavor to coordinate such visits by the Banks in order to minimize inconvenience to the Company, and so long as no Event of Default shall be continuing, such visits shall occur not more frequently than twice per fiscal year.

5.5 Notices. Give notice to the Administrative Agent (and the Administrative Agent shall promptly notify each Bank) promptly after becoming aware of:

(a) the occurrence of any Default or Event of Default;

(b) the occurrence of a Change of Control;

(c) any litigation, investigation or proceeding that would have a Material Adverse Effect;

(d) the following events, as soon as possible and in any event within 10 Business Days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, the commencement of any obligation to contribute to any Multiemployer Plan by the Company or any Commonly Controlled Entity, or any withdrawal from, or the termination or Insolvency of any Multiemployer Plan; (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating or Insolvency of, any Plan; (iii) the application for a minimum funding waiver with respect to a Plan has been made; and (iv) the satisfaction of all of the requirements for imposition of a lien under Section 303(k) of ERISA with respect to any Plan;

(e) any announcement by any Rating Agency of any change in any Rating; and

(f) the use of the proceeds of any Loans for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U if such use would violate, or cause the Loans to be in violation of, the provisions of Regulation U or Regulation X.

Each notice given pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, the Company proposes to take with respect thereto.

5.6 Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent; provided that the Company shall not be required to pay (a) any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP or (b) any such taxes which are not, either individually or in the aggregate, considered material.

SECTION 6

NEGATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, any Loan or other Obligation remains outstanding and unpaid or any other amount is owing to any Bank or the Administrative Agent hereunder, the Company shall not:

6.1 Limitation on Significant Subsidiary Indebtedness. Permit any of its Significant Subsidiaries, directly or indirectly, to create, incur, assume or suffer to exist any Indebtedness (which for purposes of this subsection 6.1 shall include, without duplication, Guarantee Obligations) unless immediately thereafter the aggregate amount, without duplication, of (x) all Indebtedness of Significant Subsidiaries (excluding (A) any Guarantee Obligations in respect of Indebtedness under this Agreement, (B) Indebtedness owed to the Company or a Subsidiary and (C) any renewal or replacement of any obligation under clause (A) or (B)), plus (y) the aggregate amount of indebtedness secured by Liens permitted under subsection 6.2(l) plus (z) the discounted present value of all net rentals payable under leases covered by subsection 6.3(a) (and not expressly excluded therefrom), would not exceed the greater of $400,000,000 and 5% of Consolidated Total Assets; provided that solely for the purposes of this covenant, Indebtedness shall not include indebtedness incurred in connection with (a) overdraft or similar facilities related to settlement, clearing and related activities by a Significant Subsidiary in the ordinary course of business consistent with past practice; (b) Receivables Financings; (c) to the extent the same constitutes Indebtedness, obligations in respect of net capital adjustments and/or earn-out arrangements pursuant to a purchase or acquisition otherwise permitted under this Agreement; (d) obligations under performance bonds, surety bonds and letter of credit obligations to provide security for workers’ compensation claims or other statutory obligations and obligations in respect of bank overdrafts not more than two days overdue, in each case, incurred in the ordinary course of business; (e) indebtedness owing to insurance companies to finance insurance premiums incurred in the ordinary course of business; and (f) Guarantee Obligations with respect to Indebtedness and other liabilities otherwise permitted under this Agreement; and provided, further, that any Indebtedness of a Person (i) existing at the time such Person becomes a Significant Subsidiary or is merged with or into the Company or a Significant Subsidiary or other entity or (ii) assumed by the Company or a Subsidiary in connection with the acquisition of all or a portion of the business of such Person, shall not be deemed to be Indebtedness created, incurred, assumed or guaranteed by a Significant Subsidiary or otherwise deemed to be Indebtedness of a Significant Subsidiary for the purposes of this covenant.

6.2 Limitation on Liens. Directly or indirectly, create, incur, assume or suffer to exist, or permit any of its Significant Subsidiaries to create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a) any Lien on any property now owned or hereafter acquired or constructed by the Company or a Subsidiary, or on which property so owned, acquired or constructed is located, which Lien (i) in the case of any property so acquired, existed on such property at the time of acquisition thereby by the Company or such Subsidiary, or (ii) secures or provides for the payment of any part of the purchase or construction price or cost of improvements of such property and was created prior to, contemporaneously with or within 360 days after, such purchase, construction or improvement (and any replacements or refinancings for such Liens); provided that (x) if a firm commitment from a bank, insurance company or other lender or investor (not including the Company, a Subsidiary or another Affiliate of the Company) for the financing of the acquisition or construction of property is made prior to, contemporaneously with or within the 360-day period hereinabove referred to, the applicable Lien shall be deemed to be permitted by this subsection 6.2(a) whether or not created or assumed within such period, and (y) each such Lien does not at any time encumber any property other than the property financed by such Indebtedness and the principal amount of Indebtedness secured thereby is not increased other than for additional payments for the purchase, construction or improvement of such property;

(b) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business;

(d) Liens of landlords or of mortgagees of landlords arising by operation of law;

(e) pledges, deposits or other Liens in connection with workers’ compensation, unemployment insurance, other social security benefits or other insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements) and Liens on the proceeds of insurance policies created in connection with any of the foregoing;

(f) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority that do not result in an Event of Default under subsection 7(i);

(g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title that do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

(i) Liens on Receivables and related assets granted in connection with one or more Receivables Financings;

(j) (i) Liens in favor of any bank, broker, futures commission merchant, dealer, clearing agent, clearing house, swaps execution facility, designated contract market or trading facility, on property or assets held in the ordinary course of business in accounts maintained with such institution (or with another institution for the benefit of such institution) in connection with Hedging Agreements, (ii) Liens of a collecting bank arising in the ordinary course of business under Section 4-201 of the Uniform Commercial Code in effect in the relevant jurisdiction and (iii) Liens of any depositary bank or securities intermediary in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account or securities account;

(k) Liens incurred to secure financings, financial accommodations or other arrangements in support of paycheck protection, business, individual or other loans, guarantees, credit, loan forgiveness or other accommodations (collectively, “SBA Loans”) made by the Company on or before December 31, 2020 under or in connection with the Paycheck Protection Program, a temporary expansion of the traditional SBA 7(a) loan program; provided that each such Lien does not at any time encumber any assets other than such SBA Loans and any rights in connection therewith and any proceeds thereof; and

(l) any Lien not otherwise permitted under this subsection 6.2; provided that the aggregate amount of indebtedness secured by all such Liens, together with (x) the aggregate principal amount of Subsidiary Indebtedness that is subject to limitation under subsection 6.1 and (y) the aggregate sale price of property involved in sale and leaseback transactions not otherwise permitted except under subsection 6.3(a), does not exceed the greater of $400,000,000 and 5% of Consolidated Total Assets.

6.3 Limitation on Sales and Leasebacks. Sell or transfer, or permit any Subsidiary to sell or transfer (except to the Company or one or more of its wholly-owned Subsidiaries, or both), any Principal Facility owned by it on the date of this Agreement with the intention of taking back a lease of such property, other than a lease relating to computer hardware with lease terms of four years or less, unless either:

(a) the sum of (x) the aggregate sale price of property involved in sale and leaseback transactions not otherwise permitted under this subsection 6.3 plus (y) the aggregate principal amount of Subsidiary Indebtedness subject to limitation under subsection 6.1 plus (z) the aggregate amount of indebtedness secured by all Liens not otherwise permitted except under subsection 6.2(l) does not exceed the greater of $400,000,000 and 5% of Consolidated Total Assets; or

(b) the Company, within 120 days after the sale or transfer shall have been made by the Company or by any such Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Facility sold and leased back pursuant to such arrangement and (ii) the fair market value of the Principal Facility sold and leased back at the time of entering into such arrangement (which may be conclusively determined by the Board of Directors of the Company) to the retirement of Funded Indebtedness of the Company; provided that the amount required to be applied to the retirement of Funded Indebtedness of the Company pursuant to this subsection 6.3(b) shall be reduced by the principal amount of any Funded Indebtedness of the Company voluntarily retired by the Company within 120 days after such sale, whether or not any such retirement of Funded Indebtedness shall be specified as being made pursuant to this subsection 6.3(b). Notwithstanding the foregoing, no retirement referred to in this subsection 6.3(b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

6.4 Limitations on Fundamental Changes. Directly or indirectly, sell, assign, lease, transfer or otherwise dispose of all or substantially all of its consolidated assets or consolidate with or merge into any Person or permit any Person to merge into it; provided that the Company may enter into a consolidation or merger with any Person if (i) the survivor formed by or resulting from such consolidation or merger is the Company and remains organized under the laws of a jurisdiction in the United States of America and (ii) at the time of such consolidation or merger and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

6.5 Limitations on Restrictions on Dividends. Permit any Significant Subsidiary exclusively organized under the laws of the United States of America or any state thereof to enter into any arrangement with any Person that in any way prohibits, limits the amount of or otherwise impairs the declaration or distribution by such Subsidiary of dividends on its Capital Stock (other than limitations arising under (i) any Requirement of Law, (ii) any agreement or instrument in effect at the time a Person first became a Subsidiary of the Company or the date such agreement or instrument is otherwise assumed by the Company or any of its Subsidiaries, so long as such agreement or instrument was not entered into solely in contemplation of such Person becoming a Subsidiary of the Company or such assumption, or (iii) any agreement or instrument entered into in connection with the sale of such Subsidiary) if such arrangement, together with all other similar arrangements, could reasonably be expected to have a Material Adverse Effect.

6.6 Financial Covenant. Permit the ratio of (i) consolidated EBITDA of the Company and its Subsidiaries for any period of four consecutive fiscal quarters for which financial statements have most recently been delivered under subsection 5.1, commencing with the fiscal period ending March 31, 2026, to (ii) interest expense during such period in respect of all Covenant Indebtedness of the Company and its Subsidiaries to be less than 3.00:1.00. “Covenant Indebtedness” means all indebtedness that, in accordance with GAAP, is required to be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries.

6.7 Use of Proceeds. Request any Loan, nor use, nor permit any of its Subsidiaries or its or their respective directors, officers, employees and agents to use, the proceeds of any Loan directly, or to the knowledge of the Company, indirectly (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws or applicable AML Laws or (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of applicable law.

SECTION 7

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) (i) The Company shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or (ii) within three Business Days after the same becomes due, the Company shall fail to pay any other amount payable hereunder or under any Note or Fee Letter; or

(b) Any representation or warranty made, or deemed made pursuant to subsection 4.2, by the Company herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

(c) The Company shall default in the observance or performance of any agreement contained in subsection 5.4(b), 5.5(a) or 5.5(b) or Section 6; or

(d) A Change of Control shall occur; or

(e) The Company shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in subsections 7(a) through 7(c)), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date of written notification to the Company by the Administrative Agent or any Bank of such default and (ii) the date any Responsible Officer becomes aware or, with reasonable diligence, would become aware of such default; or

(f) The Company or any of its Significant Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Obligations) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, and such default shall be continuing; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto beyond any applicable period of grace, and such default shall be continuing, or any other event shall occur or condition exist and be continuing, the effect of which default or other event or condition is to cause, or permit the holders of such Indebtedness or Guarantee Obligation to cause, such Indebtedness to become due or required to be purchased, redeemed or otherwise defeased prior to its stated maturity or such Guarantee Obligation to become payable; provided that the aggregate principal amount of any such Indebtedness and Guarantee Obligations outstanding at such time, when aggregated with the outstanding principal amount of all other such Indebtedness and Guarantee Obligations in respect of which the Company or any Significant Subsidiary shall have so defaulted or an event shall have occurred or a condition exists as described above, aggregates $100,000,000 or more; or

(g) (i) The Company or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i)

above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; (iii) the Company or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) above; or (iv) the Company or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(h) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan excluding any prohibited transaction relating to a late deposit of salary deferral contributions, (ii) any Plan fails to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 303 of ERISA), whether or not waived, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Company shall, or in the reasonable opinion of the Majority Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other events or conditions in this subsection 7(h), if any, would have a Material Adverse Effect; or

(i) The rendering against the Company or any Significant Subsidiary of one or more final nonappealable judgments, decrees or orders for the payment of money that, either singly or in the aggregate with all other monies in respect of which a final nonappealable judgment, decree or order for payment shall have been rendered against the Company or any Significant Subsidiary, aggregates $100,000,000 or more, and the continuance of such judgments, decrees or orders unsatisfied and in effect for any period of 30 consecutive days or, in the case of a foreign judgment, decree or order the enforcement of which is not being sought in the United States of America, 60 consecutive days without a stay of execution; provided that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by a valid and binding policy of insurance in favor of the Company or such Subsidiary from an insurer that is rated at least “A” by A.M. Best Company, which policy covers full payment thereof and which insurer has been notified, and has not disputed the claim made for payment, of such amount of such judgment or order;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of subsection 7(g) with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative Agent shall, by notice to the Company declare the Commitments (if any) to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 8

THE ADMINISTRATIVE AGENT

8.1 Appointment. Each of the Banks hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each Bank acknowledges that the Company may rely on each action taken by the Administrative Agent on behalf of the Banks hereunder. The provisions of this Section 8 are solely for the benefit of the Administrative Agent and the Banks, and the Company shall not have rights as a third-party beneficiary of any of such provisions, other than with respect to the immediately preceding sentence and as specified in subsection 8.8. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

8.2 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 8 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facility established hereunder as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents.

8.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any Debtor Relief Law; and

(iii) shall not have any duty to disclose, and shall not be liable for the failure to disclose, to any Bank, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Company or any of its Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent or any of its Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent herein.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 7 and subsection 9.1), or (ii) in the absence of its own bad faith, gross negligence, willful misconduct or material breach of its obligations under the Loan Documents as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Company or a Bank.

(c) The Administrative Agent shall not be responsible for or have any duty or obligation to any Bank or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

8.4 Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank unless the Administrative Agent shall have received notice to the contrary from such Bank prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank.

8.5 Rights as a Bank. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Banks or to provide notice to or consent of the Banks with respect thereto.

8.6 Non-Reliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that none of the Administrative Agent nor any Lead Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Lead Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Company of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Lead Arranger to any Bank as to any matter, including whether the Administrative Agent or such Arranger have disclosed material information in their (or their Related Parties’) possession. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Each Bank represents and warrants that (1) the Loan Documents set forth the terms of a commercial lending facility and (2) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Bank agrees not to assert a claim in contravention of the foregoing. Each Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

8.7 Indemnification by Banks. The Banks agree to indemnify each of the Administrative Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so to the extent required pursuant to subsection 9.5), ratably according to the respective amounts of their Commitments (or, if the Commitments have been terminated, ratably according to the respective amount of their outstanding Loans or, if no Loans are outstanding, their Commitments as of the date of such termination) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence, willful misconduct or breach in bad faith as determined by a court of competent jurisdiction by final and nonappealable judgment. The agreements in this subsection 8.7 shall survive the payment of the Obligations and all other amounts payable hereunder.

8.8 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Banks and the Company. Upon receipt of any such notice of resignation, the Majority Banks shall have the right, with the approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Banks) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), with the approval of the Company (such approval not to be unreasonably withheld), on behalf of the Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Bank. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Bank pursuant to clause (d) of the definition thereof, the Majority Banks may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the approval of the Company (such approval not to be unreasonably withheld), appoint a successor. If no such successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Banks) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank directly, until such time, if any, as a successor Administrative Agent is appointed as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.8). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 8 and subsection 9.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents (other than in such capacity as a Bank), including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

8.9 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers, syndication agents or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Bank hereunder.

8.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Company, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Banks and the Administrative Agent under subsections 2.4 and 9.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under subsections 2.4 and 9.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.

8.11 Bank ERISA Matters.

(a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company, that at least one of the following is and will be true:

(i) such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (k) of Part I of PTE 84- 14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company, that the Administrative Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

As used in this Section, the following terms shall have the following meanings:

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

8.12 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Bank, whether or not in respect of an Obligation due and owing by the Company at such time, where such payment is a Rescindable Amount, then in any such event, each Bank receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Bank in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. Each Bank irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Bank promptly upon determining that any payment made to such Bank comprised, in whole or in part, a Rescindable Amount.

SECTION 9

MISCELLANEOUS

9.1 Amendments and Waivers. Except as provided in subsection 2.20 with respect to increases in Commitments and subsection 2.18, no Loan Document nor any terms thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Majority Banks, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto and to the Loan Documents for the purpose of changing any provisions of or adding any provisions to any Loan Document or changing in any manner the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that (i) each Bank shall receive a form of any such waiver, amendment, supplement or modification prior to the execution thereof by the Majority Banks or the Administrative Agent and (ii) no such waiver and no such amendment, supplement or modification shall (A) forgive all or any portion of the principal amount of any Loan or any accrued but unpaid interest thereon, increase or extend the Commitment(s) of any Bank, the maturity of any Loan or any installment thereof, or reduce the rate or extend the time of payment of interest thereon (other than an amendment of subsection 2.9(b) or waiver of the obligation of the Company to pay any increased interest pursuant to subsection 2.9(b), which may be approved by the Majority Banks), or reduce the amount or extend the time of payment of any fee payable to any Bank hereunder, or change the amount of any Bank’s Commitment(s) (other than as provided in subsection 2.5), in each case without the consent of the Bank affected thereby, (B) amend, modify or waive any provision of this subsection 9.1 or reduce the percentage specified in the definition of Majority Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, in each case without the written consent of all the Banks, (C) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent, or (D) amend, modify or waive any provision of the Loan Documents affecting the rights or duties of the Administrative Agent under any Loan Document, without the written consent of the Administrative Agent in addition to the Banks required hereinabove to take such action. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Administrative Agent and all future holders of the Loans and/or the Commitments. In the case of any waiver, the Company, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and/or Commitments, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary herein, (1) no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (x) the Commitment(s) of any Defaulting Bank may not be increased or extended without the consent of such Bank, nor may the maturity of any Loan that such Defaulting Bank has funded or any installment thereof be extended or the rate of interest thereon be reduced, and (y) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank more adversely than other affected Banks shall require the consent of such Defaulting Bank and (2) the Administrative Agent and the Company shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the

Administrative Agent and the Company shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.

9.2 Notices.

(a) Except as otherwise provided in subsection 9.2(b), all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans and/or the Commitments:

The Company: The Western Union Company

7001 East Belleview Avenue
Denver, CO 80237
Attention: Treasurer – HQ10
Facsimile: (720) 332-0507
Confirmation Telephone: (720) 332-5269

with a copy of
any notice to
the Company to: The Western Union Company

7001 East Belleview Avenue
Denver, CO 80237
Attention: General Counsel’s Office – HQ8
Facsimile: (720) 332-3840
Confirmation Telephone: (720) 332-5711

The Administrative
Agent: As set forth on Schedule 9.2.

Any Bank: The address or other information set forth in its Administrative Questionnaire most recently delivered to the Company and the Administrative Agent.

provided that any notice, request or demand to or upon the Administrative Agent or the Banks pursuant to subsection 2.3, 2.5, 2.6 or 2.7 shall not be effective until received.

(b) So long as Bank of America or any of its Affiliates is the Administrative Agent, the Company shall use commercially reasonable efforts to deliver to the Administrative Agent materials required to be delivered pursuant to Section 5.1 in an electronic medium in a format acceptable to the Administrative Agent and the Company by e-mail at lendersupport@baml.com. The Company agrees that (i) the Administrative Agent may, but shall not be obligated to, make available to the Banks materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) and other written information, documents, instruments and other material relating to the Company, any of its Subsidiaries or any other material or matters relating to this Agreement, the other Loan Documents or any of the transactions contemplated hereby (collectively, the “Communications”) by posting the Company Materials and Communications on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) mutually acceptable to the Administrative Agent and the Company and (ii) certain of the Banks (each, a “Public Bank”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (A) all Company Materials that are to be made available to Public Banks shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent and the Banks to treat such Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States of America Federal and state securities laws (provided that to the extent such Company Materials constitute Confidential Materials, they shall be treated as set forth in subsection 9.9); (C) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Administrative Agent shall treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” The Company acknowledges that (1) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (2) the Platform is provided “as is” and “as available” and (3) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform in the absence of bad faith, gross negligence, willful misconduct or material breach of the obligations under the Loan Documents of the Administrative Agent or its Affiliates as determined by a court of competent jurisdiction by final and nonappealable judgment. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

(c) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address as set forth above, and each Bank agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform, in each case, shall constitute effective delivery of such information, documents or other materials to the Administrative Agent and such Bank for purposes of this Agreement; provided that if requested by any Bank the Administrative Agent shall deliver a copy of the Communications to such Bank by email or facsimile. Each Bank agrees (i) to notify the Administrative Agent in writing of such Bank’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Bank becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Bank) and (ii) that any Notice may be sent to such e-mail address.

9.3 No Waiver; Cumulative Remedies; Enforcement. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Company shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7 for the benefit of all the Banks; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any

Bank from exercising setoff rights in accordance with subsection 9.7, or (c) any Bank from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Company under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Majority Banks shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 7 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to subsection 9.7, any Bank may, with the consent of the Majority Banks, enforce any rights and remedies available to it and as authorized by the Majority Banks.

9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Documents.

9.5 Payment of Expenses. The Company agrees (i) to pay or reimburse the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel to the Administrative Agent (limited to one primary counsel, one local counsel in each reasonably necessary jurisdiction, one specialty counsel in each reasonably necessary specialty area, and, in the case of any actual conflict of interest (of which the Administrative Agent has notified the Company) one additional counsel), (ii) to pay or reimburse each Bank and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including fees and disbursements of counsel to the Administrative Agent and to the several Banks and (iii) to pay, and indemnify and hold harmless each Bank and the Administrative Agent and each of their respective officers, directors, employees, agents and affiliates from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, and any such other documents (collectively, the “indemnified liabilities”); provided that the Company shall have no obligation hereunder to the Administrative Agent or any Bank with respect to indemnified liabilities arising from (A) the bad faith, gross negligence or willful misconduct of the Administrative Agent or such Bank or a material breach of any obligations under the Loan Documents by the Administrative Agent or such Bank as determined by a court of competent jurisdiction by final and nonappealable judgment, (B) legal proceedings commenced or claims against the Administrative Agent or such Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (C) legal proceedings commenced or claims against the Administrative Agent or such Bank by any other Bank or by any Transferee and such legal proceeding or claim does not involve an act or omission of the Company or (D) claims settled without the consent of the Company. In the case of any investigation, litigation or other proceeding or action to which the indemnity in this subsection 9.5 applies, such indemnity shall be effective whether or not such investigation, litigation or other proceeding or action is brought by the Company or any affiliate of the Company, whether or not the party seeking indemnity is otherwise a party thereto and whether or not any aspect of the transactions contemplated hereby is consummated. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder. This subsection 9.5 shall not apply with respect to Taxes other than Taxes that represent liabilities arising from a non-Tax claim.

9.6 Successors and Assigns; Participations; Purchasing Banks.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Bank, and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to a Purchasing Bank in accordance with the provisions of subsection 9.6(b), (ii) by way of participation in accordance with the provisions of subsection 9.6(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection 9.6(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection 9.6(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Bank may at any time assign to one or more assignees (each, a “Purchasing Bank”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) (A) in the case of an assignment of the entire remaining amount of the assigning Bank’s Commitment(s) and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection 9.6(b)(i)(B) in the aggregate or in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection 9.6(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement with respect to the Loan or the Commitment(s) assigned.

(iii) No consent shall be required for any assignment except to the extent required by subsection 9.6(b)(i)(B) and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Bank, an Affiliate of a Bank or an Approved Fund which, in the case of any such Affiliate, has Short-Term Ratings which are no lower than the Short-Term Ratings of the assigning Bank; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person who is not a Bank, an Affiliate of a Bank or an Approved Fund.

(iv) The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The Purchasing Bank, if it is not a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries or (B) to any Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this subsection 9.6(b)(v).

(vi) No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vii) In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the Purchasing Bank of participations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable Purchasing Bank and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrative Agent and each other Bank hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable law without compliance with the provisions of this subsection 9.6(b)(vii), then the Purchasing Bank of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection 9.6(c), from and after the effective date specified in each Assignment and Assumption, the Purchasing Bank thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto) but shall continue to be entitled to the benefits and obligations, if any, of subsections 2.14,

2.15 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection 9.6(b) shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection 9.6(d).

(c) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent demonstrable error, and the Company, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(d) (i) Any Bank may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Competitor, or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Bank’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans owing to it); provided that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Company, the Administrative Agent and the Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. For the avoidance of doubt, each Bank shall be responsible for the indemnity under subsection 8.7 with respect to any payments made by such Bank to its Participant(s).

(ii) Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. The Company agrees that each Participant shall be entitled to the benefits of subsections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under subsection 2.15(f) (it being understood that the documentation required under subsection 2.15(f) shall be delivered to the participating Bank)) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection 9.6(b); provided that such Participant (A) agrees to be subject to the provisions of subsection 2.17 as if it were an Purchasing Bank under subsection 9.6(b); and (B) shall not be entitled to receive any greater payment under subsections 2.14 or 2.15, with respect to any participation, than its participating Bank would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Bank that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of subsection 2.17 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 9.7(b) as though it were a Bank; provided that such Participant agrees to be subject to subsection 9.7(a) as though it were a Bank. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent demonstrable error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Any Bank may at any time pledge or assign a security interest in all of any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledge or assignee for such Bank as a party hereto.

9.7 Adjustments; Set-off.

(a) If any Bank shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Bank receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Bank receiving such greater proportion shall (i) notify the Administrative Agent of such fact and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Banks, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Banks ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this subsection 9.7(a) shall not be construed to apply to (x) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Bank), or (y) any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this subsection 9.7(a) shall apply).

The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Bank acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Bank were a direct creditor of the Company in the amount of such participation.

(b) If an Event of Default shall have occurred and be continuing, each Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Bank or any such Affiliate, to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Loan Document to such Bank or its Affiliates, irrespective of whether or not such Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch, office or Affiliate of such Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Bank shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of subsection 2.22 and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Banks, and (y) the Defaulting Bank shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Bank as to which it exercised such right of setoff. The rights of each Bank and its Affiliates under this subsection 9.7(b) are in addition to other rights and remedies (including other rights of setoff) that such Bank or its Affiliates may have. Each Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.8 Table of Contents and Section Headings. The table of contents and the section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

9.9 Confidentiality. Each of the Banks and the Administrative Agent agrees to keep confidential (and to cause its officers, directors, employees, agents and representatives, and its Affiliates’ officers, directors, employees, agents and representatives who gain access to Confidential Materials (as defined below), to keep confidential) any information which is or has been obtained pursuant to the terms of this Agreement (including subsection 5.4(b)) (collectively, the “Confidential Materials”), except that such Bank or the Administrative Agent, as the case may be, shall be permitted to disclose the Confidential Materials (i) to such of the officers, directors, employees, agents, independent auditors and representatives of the Bank or any of its Affiliates as need to know such Confidential Materials in connection with its administration of its Commitment(s) and Loans (provided such persons are informed of the confidential nature of the Confidential Materials and the restrictions imposed by this subsection), (ii) to the extent required by law (including disclosure to bank examiners and regulatory officials or self-regulatory bodies) or legal process (in which event such Bank or the Administrative Agent, as the case may be, will, except with respect to any audit or in the case of disclosure to any bank examiner or regulatory authority exercising regulation or examination authority, promptly notify the Company of any such requirement), (iii) to the extent such Confidential Materials become publicly available other than as a result of a breach of the provisions of this subsection, (iv) to the extent the Company shall have consented to such disclosure in writing, (v) subject to a written agreement to be bound by the terms of this subsection 9.9 as if it were a Bank party to this Agreement, to (A) a prospective Transferee, (B) a direct, indirect, actual or prospective counterparty (and its advisors) to any swap, derivative or securitization transaction relating to the Company and the Obligations or (C) a credit insurance provider relating to the Company and the Obligations, (vi) to a Governmental Authority in connection with litigation involving this Agreement or the other Loan Documents, (vii) to Gold Sheets and other similar bank trade publications (such information to consist of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications) and (viii) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with this Agreement or any other Loan Document; provided that in no event shall any such Bank or the Administrative Agent disclose any of the Confidential Materials to any of its Excluded Individuals. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.

9.10 Patriot Act Notice; Beneficial Ownership Regulation. Each Bank and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Company that, pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation (if applicable), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Company in accordance with the Patriot Act and the Beneficial Ownership Regulation (if applicable).

9.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.12 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.

9.13 Integration. This Agreement represents the entire agreement of the Company, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.14 GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.15 Submission To Jurisdiction; Waivers. Each of the Company, the Administrative Agent and the Banks hereby irrevocably and unconditionally:

(a) Agrees, subject to clause (e) below, that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Company, the Administrative Agent, any Bank or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof;

(b) submits for itself and its property to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court;

(c) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction to enforce a final judgment issued by such New York State court such federal court by suit on the judgment or in any other manner provided by law; and

(f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

9.16 [Reserved].

9.17 WAIVERS OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.18 Effectiveness. This Agreement shall become effective on the date on which all of the conditions set forth in subsection 4.1 have been satisfied or waived by the Banks and all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to subsection 9.2 or, in the case of the Banks, shall have given to the Administrative Agent written, facsimile or telex notice (actually received) at such office that the same has been signed and mailed to it.

9.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lead Arrangers and the Banks are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers and the Banks, on the other hand, (B) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lead Arranger and each Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any other Lead Arranger nor any Bank has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iii) the Administrative Agent, the other Lead Arrangers and the Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent, any Lead Arranger nor any Bank has any obligation to disclose any of such interests to the Company or its Affiliates, and (iv) no joint venture exists among the Banks or among the Company and the Banks. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against the Administrative Agent, any Lead Arranger or any Bank with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

9.21 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Assignment and Assumption Agreements, amendments or other modifications, Borrowing Certificates, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY:

THE WESTERN UNION COMPANY,

a Delaware corporation

By: /s/ Matt Cagwin

Name: Matt Cagwin

Title: Chief Financial Officer

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

as Administrative Agent

By: /s/ Aamir Saleem

Name: Aamir Saleem

Title: Vice President

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

BANKS:

BANK OF AMERICA, N.A.,

as a Bank

By: /s/ Sidhima Daruka

Name: Sidhima Daruka

Title: Director

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

STATE BANK OF INDIA, NEW YORK BRANCH,

as a Bank

By: /s/ Devendra Panwar

Name: Devendra Panwar

Title: Vice President and Head (Credit Management Cell)

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Bank

By: /s/ Benjamin Schwartz

Name: Benjamin Schwartz

Title: Vice President

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

BANK OF BARODA, NEW YORK BRANCH,

as a Bank

By: /s/ Saket Jain

Name: Saket Jain

Title: Assistant General Manager

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

BANK OF CHINA LIMITED, CHICAGO BRANCH,

as a Bank

By: /s/ Libo Sun

Name: Libo Sun

Title: SVP & Branch Manager

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

U.S. BANK NATIONAL ASSOCIATION,

as a Bank

By: /s/ Arumy Cho

Name: Arumy Cho

Title: Vice President

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,

as a Bank

By: /s/ Xiaoxing Huang

Name: Xiaoxing Huang

Title: Director

By: /s/ Robert O'Brien

Name: Robert O'Brien

Title: Executive Director

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

BANK OF COMMUNICATIONS CO., LTD., NEW YORK BRANCH,

as a Bank

By: /s/ Weijie Wang

Name: Weijie Wang

Title: Deputy General Manager

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

CHANG HWA COMMERCIAL BANK LTD., LOS ANGELES BRANCH,

as a Bank

By: /s/ Yu-Tang Shen

Name: Yu-Tang Shen

Title: Deputy General Manager

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

CTBC BANK CO., LTD., NEW YORK BRANCH,

as a Bank

By: /s/ Mingdao Li

Name: Mingdao Li

Title: SVP & Branch Manager

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

FIRST HAWAIIAN BANK,

as a Bank

By: /s/ Derek Chang

Name: Derek Chang

Title: Senior Vice President

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

HANCOCK WHITNEY BANK,

as a Bank

By: /s/ Leonard Washington

Name: Leonard Washington

Title: Vice President

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

HUA NAN COMMERCIAL BANK LTD., NEW YORK AGENCY,

as a Bank

By: /s/ Tzu-I Huang

Name: Tzu-I Huang

Title: Vice President & General Manager

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

as a Bank

By: /s/ Greg Cappel

Name: Greg Cappel

Title: Principal

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

ROYAL BANK OF CANADA,

as a Bank

By: /s/ Tracy Huynh

Name: Tracy Huynh

Title: Director, Corporate Client Group

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

AGRICULTURAL BANK OF CHINA LIMITED, NEW YORK BRANCH,

as a Bank

By: /s/ Nelson Chou

Name: Nelson Chou

Title: SVP and Head of Corporate Banking

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

BOKF, NA, DBA BOK FINANCIAL,

as a Bank

By: /s/ David Anderson

Name: David Anderson

Title: Senior Vice President

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

KEYBANK NATIONAL ASSOCIATION,

as a Bank

By: /s/ Sara M. Yeagley

Name: Sara M. Yeagley

Title: Vice President

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

OLD NATIONAL Bank,

as a Bank

By: /s/ Roger H. Kallal

Name: Roger H. Kallal

Title: Senior Vice President

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

REGIONS BANK

as a Bank

By: /s/ Joanmarie Marini

Name: Joanmarie Marini

Title: Vice President

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

First Independence Bank,

as a Bank

By: /s/ Andrew Harper

Name: Andrew Harper

Title: Chief Credit Officer

THE WESTERN UNION COMPANY

DDTL CREDIT AGREEMENT (2026)

Schedule 1.1

BANKS AND COMMITMENTS

Bank	Commitment	Commitment Percentage
Bank of America, N.A.	$100,000,000.00	12.500000000%
State Bank of India, New York Branch	$100,000,000.00	12.500000000%
Wells Fargo Bank, National Association	$100,000,000.00	12.500000000%
Bank of Baroda, New York Branch	$65,000,000.00	8.125000000%
Bank of China Limited, Chicago Branch	$65,000,000.00	8.125000000%
U.S. Bank National Association	$65,000,000.00	8.125000000%
Industrial and Commercial Bank of China Limited, New York Branch	$40,000,000.00	5.000000000%
Bank of Communications Co., Ltd. New York Branch	$30,000,000.00	3.750000000%
Chang Hwa Commercial Bank Ltd., Los Angeles Branch	$30,000,000.00	3.750000000%
CTBC Bank Co., Ltd., New York Branch	$30,000,000.00	3.750000000%
First Hawaiian Bank	$30,000,000.00	3.750000000%
Hancock Whitney Bank	$30,000,000.00	3.750000000%
Hua Nan Commercial Bank Ltd., New York Agency	$30,000,000.00	3.750000000%
Fifth Third Bank, National Association	$15,000,000.00	1.875000000%
Royal Bank of Canada	$15,000,000.00	1.875000000%
Agricultural Bank of China Limited, New York Branch	$10,000,000.00	1.250000000%
BOKF, NA DBA BOK Financial	$10,000,000.00	1.250000000%
KeyBank National Association	$10,000,000.00	1.250000000%
Old National Bank	$10,000,000.00	1.250000000%
Regions Bank	$10,000,000.00	1.250000000%
First Independence Bank	$5,000,000.00	0.625000000%
	$800,000,000.00	100.000000000%

Schedule 3.6

MATERIAL LITIGATION

None.

Schedule 9.2

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

Bank of America, N.A.

Gateway Village – 900 W Trade Street

Mail Code: NC1-026-06-04
Charlotte, NC 28255

Attention: Jacob Herrst

Telephone: 704-344-7099

Electronic Mail: Jacob.herrst@bofa.com

Account No.: 1366072250600

Ref: The Western Union Company

ABA# 026009593

Loan Assignment Consents
(for approving assignments of loans):

Bank of America, N.A.

Gateway Village, 900 West Trade St.

Mail Code: NC1-026-06-04
Charlotte, NC 28255

Attention: Manuel Fuentes-Quiroz

Telephone: 980-386-6772

Facsimile: 704-409-0354

Electronic Mail: manuel.fuentes-quiroz@bofa.com

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management

555 California Street, 6th Floor

Mail Code: CA5-705-06-35

San Francisco, CA 94104

Attention: Aamir Saleem

Telephone: 415 436-2769

Facsimile: 415 503-5089

Email: Aamir.Saleem@bofa.com

EXHIBIT A

[FORM OF NOTE]

NOTE

January 9, 2026

FOR VALUE RECEIVED, the undersigned, THE WESTERN UNION COMPANY, a Delaware corporation (the “Company”), hereby unconditionally promises to pay to [Name of Bank] (or its registered assigns pursuant to subsection 9.6(b) of the Credit Agreement hereinafter referred to) (the “Bank”) on the Maturity Date at the office of Bank of America, N.A. (“Bank of America”), as Administrative Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of the Bank’s Commitment or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Loans from time to time outstanding at the rates and on the dates specified in subsection 2.9 of the Credit Agreement.

The Bank is authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records of the Bank, the date, the Type and the amount of each Loan made by the Bank, each continuation thereof, each conversion of all or a portion thereof to a Loan of another Type, the date and amount of each payment or prepayment of principal thereof, and, in the case of Term SOFR Loans, the length of each Interest Period with respect thereto. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Bank to make any such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Credit Agreement in respect of the Loans.

This Note is one of the Notes referred to in the Delayed Draw Term Loan Credit Agreement, dated as of January 9, 2026 (as the same may be amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Banks from time to time party thereto and Bank of America, as Administrative Agent, and is entitled to the benefits thereof. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

This Note is subject to optional prepayment as provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid in respect of this Note shall become, or may be declared to be, immediately due and payable as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

THE WESTERN UNION COMPANY,

a Delaware corporation

By

Name:

Title:

Schedule 1 to Note

LOANS

Date	Amount, Type and Currency of Loans	Interest Period and Term SOFR Rate with Respect Thereto, if applicable	Amount of Term SOFR Loans Converted to Base Rate Loans (or vice versa)	Notation Made By

EXHIBIT B

[FORM OF BORROWING CERTIFICATE]

Borrowing Certificate

THE WESTERN UNION COMPANY, a Delaware corporation (the “Company”), DOES HEREBY CERTIFY as follows:

This Certificate is delivered pursuant to Sections 2 and 3 and subsection 4.2 of the Delayed Draw Term Loan Credit Agreement, dated as of January 9, 2026 (as the same may be amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement are used in this Certificate as therein defined.

The Company hereby gives notice of a requested borrowing under the Credit Agreement as follows:

The Business Day of the requested borrowing is [_], 20[__].

The Type(s), currency and initial Interest Period(s) for said Loans are set forth in Schedule 1 hereto.

Each of the representations and warranties made by the Company in the Credit Agreement is true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality in the text thereof, in which case such representations and warranties shall be true and correct) on and as of the date of this Certificate as if made on and as of such date (except any representation or warranty relating to or made expressly as of specific date is true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality in the text thereof, in which case such representations and warranties shall be true and correct) solely with respect to and as of such specific date).

No Default or Event of Default has occurred and is continuing on the date of this Certificate or will occur after giving effect to the making of the requested Loans.

The account to which the proceeds of said Loans are to be deposited is as follows:

[Insert Account Information]

[Signature page follows]

IN WITNESS WHEREOF, the Company has executed this Certificate on this ____ day of __________, ____.

THE WESTERN UNION COMPANY,

a Delaware corporation

By:

Name:

Title:

Schedule 1 to

Borrowing Certificate

	Amount	Types (Term SOFR or Base Rate)	Initial Interest Period
$

$		Total Amount of Loans

EXHIBIT C

[FORM OF NOTICE OF CONVERSION/CONTINUATION]

Bank of America, N.A.

Gateway Village – 900 W Trade Street

Mail Code: NC1-026-06-04
Charlotte, NC 28255

Attention: Jacob Herrst

Telephone: 704-344-7099

Electronic Mail: Jacob.herrst@bofa.com

Account No.: 1366072250600

Ref: The Western Union Company

ABA# 026009593

[Date]1

Notice of Conversion/Continuation

THE WESTERN UNION COMPANY, a Delaware corporation (the “Company”), delivers this Notice of Conversion/Continuation pursuant to subsection 2.7 of the Delayed Draw Term Loan Credit Agreement, dated as of January 9, 2026 (as the same may be amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Banks from time to time party thereto from time to time and Bank of America, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement are used in this Notice of Conversion/Continuation as therein defined.

[TO BE USED IN THE CASE OF A CONVERSION]:

The Company hereby gives the Administrative Agent notice of a requested conversion under the Credit Agreement as follows:

The principal amount of [Term SOFR Loans] [Base Rate Loans] to be converted to [Base Rate Loans] [Term SOFR Loans] is $___________.

The Business Day of the requested conversion is ________, ___ [which is the first day of an Interest Period of the Term SOFR Loans subject to this Notice of Conversion/Continuation]2.

[The Interest Period that shall be applicable to the converted Term SOFR Loans shall be [one][three][six] month[s].]3

[TO BE USED IN THE CASE OF A CONTINUATION]:

1 To be delivered (i) prior to 12:00 noon two U.S. Government Securities Business Days prior to the requested conversion date, in the case of a conversion of Term SOFR Loans into Base Rate Loans or in the case of a continuation of Term SOFR Loans, and (ii) prior to 12:30 p.m. on the requested conversion date, in the case of a conversion of Base Rate Loans into Term SOFR Loans.

2 Insert only in the case of a conversion of Term SOFR Loans to Base Rate Loans.

3 Insert only if Base Rate Loans are being converted into Term SOFR Loans.

The Company hereby gives the Administrative Agent notice of a requested continuation under the Credit Agreement as follows:

The principal amount of Term SOFR Loans to be continued is $___________.

The Interest Period applicable to such Term SOFR Loans is [one][three][six] month[s] which expires on ___________,______.

The Business Day of the requested continuation is ________, ___.

The Interest Period that shall be applicable to the continued Term SOFR Loans shall be [one][three][six] month[s].

[Signature page follows]

IN WITNESS WHEREOF, the Company has executed this Notice of Conversion/Continuation on this ____ day of __________, ____.

THE WESTERN UNION COMPANY,

a Delaware corporation

By:

Name:

Title:

EXHIBIT D

[FORM OF ASSIGNMENT AND ASSUMPTION]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Bank][their respective capacities as Banks] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Bank)][the respective Assignors (in their respective capacities as Banks)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]: ______________________________

______________________________

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

[Assignor [is] [is not] a Defaulting Bank]

2. Assignee[s]: ______________________________

______________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Bank]]

3. Borrower(s): ______________________________

4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement: Delayed Draw Term Loan Credit Agreement dated as of January 9, 2026, among The Western Union Company, the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent

6. Assigned Interest[s]:

Assignor[s][1]	Assignee[s][2]	Aggregate Amount of Commitment/Loans for all Banks[3]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[4]	CUSIP Number

[7. Trade Date: ______________]5

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signature page follows]

1 List each Assignor, as appropriate.

2 List each Assignee, as appropriate.

3 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.

5 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]1

[NAME OF ASSIGNOR]

By:

Name:

Title:

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE[S]2

[NAME OF ASSIGNEE]

By:

Name:

Title:

[NAME OF ASSIGNEE]

By:

Name:

Title:

[Consented to and]3 Accepted:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:

Name:

Title:

[Consented to:]4

1 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

2 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

4 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

THE WESTERN UNION COMPANY,

a Delaware corporation

By:

Name:

Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Bank; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.6(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.6(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

TO: Bank of America, N.A., as Administrative Agent

RE: Delayed Draw Term Loan Credit Agreement dated as of January 9, 2026 among The Western Union Company (the “Company”), the Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent (as the same may be amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”)

DATE: ____________, 20___

______________________________________________________________________________

Pursuant to the terms of the Credit Agreement, I, __________________, [insert title]1 of The Western Union Company, hereby certify that, as of the fiscal quarter ending __________, 20__, the statements and calculations below are accurate and complete in all respects (all capitalized terms used below shall have the meanings set forth in the Credit Agreement):

1. Compliance with Section 6.6:

Ratio of EBITDA to Interest Expense

a. consolidated EBITDA (see attached): $

b. interest expense in respect of all Covenant Indebtedness: $

c. Ratio of EBITDA to interest expense: ____: 1.00

Minimum Allowed: 3.00 : 1.00

2. No Default or Event of Default exists except as indicated on a separate page attached hereto, together with an explanation of the action taken or proposed to be taken by the Company with respect thereto.

THE WESTERN UNION COMPANY,

a Delaware corporation

By:

Name:

Title:

1 To be signed by a Responsible Officer of the Company.

E-1

EBITDA

(in accordance with the definition of EBITDA
as set forth in the Credit Agreement)

EBITDA	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Four Quarters Ended __________
net income (or net loss)
+ interest expense
+ income tax expense
+ depreciation expense
+ amortization expense
+ other non-cash deductions, losses or charges
+ extraordinary, non-recurring or unusual losses, expenses or charges (including costs and expenses of litigation included in operating income)[1]
- extraordinary, non-recurring or unusual gains
= EBITDA

1 provided that the amount added back to net income (or net loss) pursuant to this line item in respect of any such extraordinary, non-recurring or unusual losses, expenses or charges (including costs and expenses of litigation included in operating income) shall not exceed 10% of EBITDA (calculated before giving effect to this line item in the aggregate for any period of four consecutive fiscal quarters of the Company).

E-2

EXHIBIT F

[FORM OF COMMITMENT INCREASE SUPPLEMENT]

COMMITMENT INCREASE SUPPLEMENT

[DATE]

Bank of America, N.A., as Administrative Agent

for the Banks referred to below

Gateway Village – 900 W Trade Street

Mail Code: NC1-026-06-04
Charlotte, NC 28255

Attention: Jacob Herrst

Telephone: 704-344-7099

Electronic Mail: Jacob.herrst@bofa.com

Account No.: 1366072250600

Ref: The Western Union Company

ABA# 026009593

Ladies and Gentlemen:

The undersigned, The Western Union Company (“we” or the “Company”), refers to the Delayed Draw Term Loan Credit Agreement, dated as of January 9, 2026 (as the same may be amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time amended, the “Credit Agreement”), among the Company, the Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Bank identified on Schedule 1 hereto (the “Increasing Lender”), the Administrative Agent and the Company hereby agree as follows:

(i) As of the Effective Date (as defined below), the Increasing Lender hereby [makes a Commitment to the Company of]1 [increases its Commitment to the Company by]2 the principal amount set forth in Schedule 1 hereto (the “Increased Commitment”). From and after the Effective Date the Increasing Lender will be a Bank under the Credit Agreement with respect to the Increased Commitment.

(ii) The Administrative Agent (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any other instrument or document furnished pursuant thereto and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the Banks or the performance or observance by the Company or the Banks of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto. Upon the request of the Increasing Lender, the Company will

1 Use if the Increasing Lender is not then a Bank under the Credit Agreement.

2 Use if the Increasing Lender is then a Bank under the Credit Agreement.

issue a new Note or Notes payable to the Increasing Lender or, if the Increasing Lender is then a Bank under the Credit Agreement, issue a new Note or Notes payable to the Increasing Lender in exchange for any existing Notes held by the Increasing Lender, in each case in amounts which reflect the aggregate Commitment and outstanding Loans of the Increasing Lender after giving effect to the increase in the Commitments pursuant to this Commitment Increase Supplement.

(iii) The Increasing Lender (a) represents and warrants that it is legally authorized to enter into this Commitment Increase Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to subsections 5.1(a) and 5.1(b) thereof (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in subsection 3.1 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Increase Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (f) if the Increasing Lender is organized under the laws of a jurisdiction other than the United States of America or any state thereof and is not then a Bank under the Credit Agreement such Increasing Lender, concurrently with the Effective Date, (i) represents (for the benefit of the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent or the Company with respect to any payments to be made to such Increasing Lender in respect of the Loans, (ii) furnishes to the Administrative Agent (and, in the case of any Increasing Lender registered in the Register, the Company) either U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E or U.S. Internal Revenue Service Form W-8ECI or successor applicable form (wherein such Increasing Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) agrees (for the benefit of the Administrative Agent and the Company) to provide the Administrative Agent (and, in the case of any Increasing Lender registered in the Register, the Company) a new Form W-8BEN or W-8BEN-E or Form W-8ECI or successor applicable form upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Increasing Lender, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

(iv) The effective date of this Commitment Increase Supplement shall be the Effective Date of Increased Commitment described in Schedule 1 hereto (the “Effective Date”). Following the execution of, and the consent by the Company and the Administrative Agent to, this Commitment Increase Supplement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

(v) Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Increased Commitment (including payments of principal, interest, ticking fees and other amounts) to the Increasing Lender for amounts which has accrued on and subsequent to the Effective Date.

(vi) From and after the Effective Date the Increasing Lender shall be a party to the Credit Agreement with respect to the Increased Commitment and any then existing Commitment and/or Loans made by it under the Credit Agreement and, to the extent provided in this Commitment Increase Supplement, have the rights and obligations of a Bank thereunder and shall be bound by the provisions thereof.

(vii) THIS COMMITMENT INCREASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Increase Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

[INCREASING LENDER],

as Increasing Lender

By:_______________________________

Name:

Title:

THE WESTERN UNION COMPANY,

a Delaware corporation

By:_______________________________

Name:

Title:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:_______________________________

Name:

Title:

Schedule 1

Name of Increasing Lender:	____________________
Effective Date of Increased Commitment:	____________________
Principal Amount of Increased Commitment:	$___________________
Total Amount of Commitment/Loans (Including Increased Commitment) of Increasing Lender:	$___________________
Aggregate Commitments/Loans of all Banks (including Increased Commitment):	$___________________

EXHIBIT G-1

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Delayed Draw Term Loan Credit Agreement dated as of January 9, 2026 (as amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time amended, the “Credit Agreement”), among The Western Union Company, the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of subsection 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:

Name:

Title:

Date:

G-1-1

EXHIBIT G-2

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Delayed Draw Term Loan Credit Agreement dated as of January 9, 2026 (as amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time amended, the “Credit Agreement”), among The Western Union Company, the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of subsection 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:

G-2-1

EXHIBIT G-3

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Delayed Draw Term Loan Credit Agreement dated as of January 9, 2026 (as amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time amended, the “Credit Agreement”), among The Western Union Company, the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of subsection 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:

G-3-1

EXHIBIT G-4

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Delayed Draw Term Loan Credit Agreement dated as of January 9, 2026 (as amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time amended, the “Credit Agreement”), among The Western Union Company, the Banks from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of subsection 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:

Name:

Title:

Date:

G-4-1